AGREEMENT AND PLAN OF MERGER AND REORGANIZATION





                                  by and among


                            Nanometrics INCORPORATED,



                        MAJOR LEAGUE MERGER CORPORATION,



                         MINOR LEAGUE MERGER CORPORATION


                                       and


                          August Technology CORPORATION





                          Dated as of January 21, 2005


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                                TABLE OF CONTENTS

                                                                                                       Page

ARTICLE I THE MIGRATORY MERGER...........................................................................2
         Section 1.1       The Migratory Merger..........................................................2
         Section 1.2       Conditions to Migratory Merger................................................2
         Section 1.3       Effective Time of Migratory Merger.............................................
         Section 1.4       Effects of Migratory Merger...................................................3
         Section 1.5       Certificate of Incorporation & Bylaws of Nanometrics Delaware.................3
         Section 1.6       Board of Directors & Officers of Nanometrics Delaware.........................3
         Section 1.7       Effect of Migratory Merger on Capital Stock...................................4

ARTICLE II THE ACQUISITION MERGER........................................................................4

         Section 2.1       The Acquisition Merger........................................................4
         Section 2.2       Effective Time of Acquisition Merger..........................................4
         Section 2.3       Effects of Acquisition Merger.................................................5
         Section 2.4       Articles of Incorporation & Bylaws of Surviving Corporation...................5
         Section 2.5       Board of Directors & Officers of the Surviving Corporation....................5
         Section 2.6       Effects of Acquisition Merger on Capital Stock................................5

ARTICLE III THE CLOSING..................................................................................7

         Section 3.1       Closing.......................................................................7
         Section 3.2       Exchange of Certificates......................................................7

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE COMPANY................................................10

         Section 4.1       Organization and Qualification; Subsidiaries.................................11
         Section 4.2       Certificate of Incorporation and Bylaws......................................11
         Section 4.3       Capitalization...............................................................11
         Section 4.4       Authority Relative to this Agreement; Shareholder Approval.....................
         Section 4.5       No Conflict; Required Filings and Consents...................................14
         Section 4.6       Compliance; Permits..........................................................15
         Section 4.7       SEC Filings; Financial Statements............................................15
         Section 4.8       Disclosure Controls and Procedures...........................................17
         Section 4.9       Absence of Certain Changes or Events.........................................17
         Section 4.10      No Undisclosed Liabilities...................................................18
         Section 4.11      Absence of Litigation; Investigations........................................18
         Section 4.12      Agreements, Contracts and Commitments........................................19

                                                     i


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                                TABLE OF CONTENTS
                                   (Continued)

                                                                                                      Page

         Section 4.13      Employee Benefit Plans, Options and Employment Agreements....................20
         Section 4.14      Labor Matters................................................................24
         Section 4.15      Properties and Assets........................................................26
         Section 4.16      Taxes........................................................................26
         Section 4.17      Environmental Matters........................................................28
         Section 4.18      Intellectual Property........................................................29
         Section 4.19      Insurance....................................................................31
         Section 4.20      Interested Party Transactions................................................31
         Section 4.21      Brokers......................................................................31
         Section 4.22      Opinion of Financial Advisor of the Company..................................31
         Section 4.23      Anti-Takeover Statute Not Applicable.........................................32

ARTICLE V REPRESENTATIONS AND WARRANTIES OF PARENT......................................................32

         Section 5.1       Organization and Qualification; Merger Sub 1, Merger Sub 2...................32
         Section 5.2       Certificate of Incorporation and Bylaws......................................33
         Section 5.3       Capitalization...............................................................33
         Section 5.4       Authority Relative to this Agreement; Shareholder Approval...................36
         Section 5.5       No Conflict, Required Filings and Consents...................................36
         Section 5.6       Compliance; Permits..........................................................37
         Section 5.7       SEC Filings; Financial Statements............................................38
         Section 5.8       Disclosure Controls and Procedures...........................................39
         Section 5.9       Absence of Certain Changes or Events.........................................40
         Section 5.10      No Undisclosed Liabilities...................................................40
         Section 5.11      Absence of Litigation; Investigations........................................40
         Section 5.12      Agreements, Contracts and Commitments........................................41
         Section 5.13      Employee Benefit Plans, Options and Employment Agreements......................
         Section 5.14      Labor Matters................................................................46
         Section 5.15      Properties; Encumbrances.....................................................48
         Section 5.16      Taxes........................................................................49
         Section 5.17      Environmental Matters........................................................50
         Section 5.18      Intellectual Property........................................................51
         Section 5.19      Insurance....................................................................53
         Section 5.20      Interested Party Transactions................................................53
         Section 5.21      Brokers......................................................................53
         Section 5.22      Opinion of Financial Advisor of Parent.......................................53
         Section 5.23      Anti-Takeover Statute Not Applicable.........................................53

                                                     ii

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                                TABLE OF CONTENTS
                                   (Continued)

                                                                                                      Page

ARTICLE VI INTERIM CONDUCT OF BUSINESS..................................................................53

         Section 6.1       Affirmative Covenants........................................................53
         Section 6.2       Restrictive Covenants........................................................54

ARTICLE VII ADDITIONAL AGREEMENTS.......................................................................57

         Section 7.1       Access to Information; Notice of Certain Matters...............................
         Section 7.2       No Solicitation..............................................................58
         Section 7.3       Board Recommendations........................................................60
         Section 7.4       Joint Proxy Statement/Prospectus; Registration Statement.....................61
         Section 7.5       Merger Shareholders Meetings.................................................63
         Section 7.6       Reasonable Best Efforts to Complete..........................................64
         Section 7.7       Public Announcements.........................................................66
         Section 7.8       Company Employee Benefits; Company 401(k) Plan...............................67
         Section 7.9       Company Stock Plans..........................................................67
         Section 7.10      Indemnification and Insurance................................................68
         Section 7.11      Company Affiliates...........................................................70
         Section 7.12      Tax Matters..................................................................71
         Section 7.13      Takeover Statutes............................................................71
         Section 7.14      Section 16 Matters...........................................................71
         Section 7.15      Directorships................................................................71

ARTICLE VIII CONDITIONS TO THE ACQUISITION MERGER.......................................................72

         Section 8.1       Conditions to Obligations of Each Party to Effect the Acquisition Merger.....72
         Section 8.2       Additional  Conditions to  Obligations of Parent and Merger Sub 1 to Effect the
                           Acquisition Merger...........................................................73
         Section 8.3       Additional  Conditions to  Obligation of the Company to Effect the  Acquisition
                           Merger.......................................................................74
         Section 8.4       Migratory Merger Not Condition to Acquisition Merger.........................74

ARTICLE IX TERMINATION..................................................................................75

         Section 9.1       Termination..................................................................75
         Section 9.2       Effect of Termination........................................................76
         Section 9.3       Fees and Expenses............................................................77

ARTICLE X GENERAL PROVISIONS............................................................................78

         Section 10.1      Nonsurvival of Representations, Warranties and Covenants.....................78
         Section 10.2      Notices......................................................................79
         Section 10.3      Certain Definitions..........................................................80
         Section 10.4      Certain Interpretations.  For purposes of this Agreement:....................84

                                                     iii

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                                TABLE OF CONTENTS
                                   (Continued)

                                                                                                      Page

         Section 10.5      Amendment....................................................................85
         Section 10.6      Extension; Waiver............................................................85
         Section 10.7      Severability.................................................................85
         Section 10.8      Entire Agreement; No Third Party Beneficiaries...............................86
         Section 10.9      Assignment...................................................................86
         Section 10.10     Failure or Indulgence Not Waiver; Remedies Cumulative........................86
         Section 10.11     Governing Law................................................................86
         Section 10.12     Counterparts.................................................................86
         Section 10.13     WAIVER OF JURY TRIAL.........................................................86
         Section 10.14     Specific Performance.........................................................87
         Section 10.15     Disclosure Schedules.........................................................87

                                                     iv

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                                  DEFINED TERMS

                                                                                                       Page

1991 Director Plan......................................................................................33
1991 Plan...............................................................................................33
1997 Plan...............................................................................................11
2000 Director Plan......................................................................................33
2000 Employee Plan......................................................................................33
2002 Parent NSO Plan....................................................................................33
401(k) Plan.............................................................................................67
Acquisition Merger.......................................................................................1
Acquisition Merger Effective Time........................................................................5
Acquisition Proposal....................................................................................80
Acquisition Transaction.................................................................................80
Affiliate...............................................................................................81
Agreement................................................................................................1
Antitrust Law...........................................................................................81
Articles of Acquisition Merger...........................................................................4
Assumed Option..........................................................................................67
August Nanometrics Inc...................................................................................5
Beneficial Owner........................................................................................81
Blue Sky................................................................................................35
Business Day............................................................................................81
California Migratory Merger Certificate..................................................................3
CCC......................................................................................................1
Certificate of Migratory Merger..........................................................................3
Certificates.............................................................................................7
Change of Recommendation................................................................................60
Closing..................................................................................................6
Closing Date.............................................................................................7
Code.....................................................................................................2
Company..................................................................................................1
Company Affiliate.......................................................................................70
Company Affiliates......................................................................................70
Company Balance Sheet...................................................................................16
Company Board...........................................................................................13
Company Bylaws..........................................................................................11
Company Charter.........................................................................................11
Company Common Stock.....................................................................................6
Company Disclosure Schedule.............................................................................10
Company Employee Plans..................................................................................20

                                                     v


                                 DEFINED TERMS
                                  (Continued)

                                                                                                       Page

Company Employees.......................................................................................66
Company Environmental Claims............................................................................28
Company ESPP............................................................................................11
Company Material Adverse Effect.........................................................................81
Company Material Contracts..............................................................................18
Company Permits.........................................................................................15
Company Proprietary Product.............................................................................30
Company Real Property Leases............................................................................26
Company Registered Intellectual Property................................................................29
Company SEC Reports.....................................................................................15
Company Shareholder Voting Agreement.....................................................................1
Company Shareholders Meeting............................................................................14
Company Stock Options...................................................................................12
Company Termination Fee.................................................................................77
Company Voting Proposal.................................................................................13
Confidentiality Agreement...............................................................................58
Control.................................................................................................82
D&O Policy..............................................................................................69
DGCL.....................................................................................................1
Employee Benefit Plan...................................................................................82
Environmental Laws......................................................................................28
ERISA...................................................................................................82
ERISA Affiliate.........................................................................................82
Exchange Act............................................................................................13
Exchange Agent...........................................................................................7
Exchange Fund............................................................................................7
Exchange Ratio...........................................................................................6
Expenses................................................................................................77
GAAP....................................................................................................16
Governmental Entity.....................................................................................15
HSR Act.................................................................................................15
Include.................................................................................................82
Indemnified Parties.....................................................................................68
Intellectual Property...................................................................................82
Joint Proxy Statement/Prospectus........................................................................61
Law.....................................................................................................83
Liens...................................................................................................13
Materials of Environmental Concern......................................................................28
Maximum Annual Premium..................................................................................69
MBCA.....................................................................................................1

                                                     vi


                                 DEFINED TERMS
                                  (Continued)

                                                                                                       Page

Merger Consideration.....................................................................................6
Merger Shareholders Meetings............................................................................36
Merger Sub 1.............................................................................................1
Merger Sub 1 Bylaws......................................................................................5
Merger Sub 1 Charter.....................................................................................5
Merger Sub 1 Charter Documents..........................................................................33
Merger Sub 1 Common Stock................................................................................6
Merger Sub 2.............................................................................................1
Merger Sub 2 Charter Documents..........................................................................33
Mergers..................................................................................................1
Migratory Merger.........................................................................................1
Migratory Merger Certificates............................................................................3
Migratory Merger Effective Time..........................................................................3
Nanometrics Delaware.....................................................................................2
Nanometrics Delaware Closing Price.......................................................................8
Nanometrics Delaware Common Stock........................................................................4
Nanometrics Incorporated.................................................................................3
NASDAQ...................................................................................................8
Outside Date............................................................................................75
Parent...................................................................................................1
Parent Balance Sheet....................................................................................38
Parent Board............................................................................................36
Parent Bylaws...........................................................................................33
Parent Charter..........................................................................................33
Parent Common Stock......................................................................................4
Parent Disclosure Schedule..............................................................................32
Parent Employee Plans...................................................................................42
Parent Environmental Claims.............................................................................50
Parent ESPP.............................................................................................33
Parent Material Adverse Effect..........................................................................83
Parent Permits..........................................................................................37
Parent Proprietary Product..............................................................................52
Parent Real Property Leases.............................................................................48
Parent Registered Intellectual Property.................................................................51
Parent SEC Reports......................................................................................38
Parent Shareholder Voting Agreement......................................................................1
Parent Shareholders Meeting.............................................................................36
Parent Stock Options....................................................................................33
Parent Stock Plans......................................................................................33
Parent Sub Documents....................................................................................33

                                                     vii

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                                 DEFINED TERMS
                                  (Continued)

                                                                                                       Page

Parent Termination Fee..................................................................................77
Parent Voting Proposal..................................................................................36
Person..................................................................................................83
Qualified Plan..........................................................................................21
Registered Intellectual Property........................................................................84
Registration Statement..................................................................................37
Regulation M-A Filing...................................................................................62
Requisite Company Stock Approval........................................................................14
Requisite Parent Shareholder Approval...................................................................36
Sarbanes-Oxley Act......................................................................................16
SEC.....................................................................................................15
Securities Act..........................................................................................35
Subsidiary..............................................................................................84
Subsidiary Documents....................................................................................11
Superior Proposal.......................................................................................84
Surviving Corporation....................................................................................4
Takeover Statute........................................................................................31
Tax.....................................................................................................84
Tax Returns.............................................................................................85
Taxes...................................................................................................84
Triggering Event........................................................................................76
WARN Act................................................................................................25
WSGR.....................................................................................................7

                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

         THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION is entered into as of January 21, 2005 (this "Agreement") by and among Nanometrics Incorporated, a California corporation ("Parent"), Major League Merger Corporation, a Minnesota corporation and a wholly owned subsidiary of Parent ("Merger Sub 1"), Minor League Merger Corporation, a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub 2"), and August Technology Corporation, a Minnesota corporation (the "Company").

         WHEREAS, the respective Boards of Directors of Parent, Merger Sub 1, Merger Sub 2 and the Company have each approved, and deemed it to be advisable and in the best interests of their respective shareholders to consummate the business combination transaction provided for in this Agreement in which (i) Parent will merge with and into Merger Sub 2 (the "Migratory Merger") in accordance with the terms and conditions of this Agreement and the applicable provisions of the Delaware General Corporation Law (the "DGCL") and the California Corporations Code ("CCC") and (ii) following the Migratory Merger, Merger Sub 1 will merge with and into the Company (the "Acquisition Merger") in accordance with the terms and conditions of this Agreement and the applicable provisions of the Minnesota Business Corporations Act ("MBCA");

         WHEREAS, concurrently with the execution of this Agreement and as an inducement to Parent to enter into this Agreement, certain shareholders of the Company are entering into voting agreements with Parent, in substantially the form attached hereto as Exhibit A (each, a "Company Shareholder Voting Agreement" and collectively, the "Company Shareholder Voting Agreements"), pursuant to which such shareholders have agreed, among other things, to vote their shares of Company Common Stock (as defined below) in favor of the Acquisition Merger and the other transactions contemplated by this Agreement;

         WHEREAS, concurrently with the execution of this Agreement and as an inducement to the Company to enter into this Agreement, certain shareholders of Parent have agreed to enter into voting agreements with the Company, substantially in the form attached hereto as Exhibit B (each, a "Parent Shareholder Voting Agreement" and collectively, the "Parent Shareholder Voting Agreements"), pursuant to which such shareholders have agreed, among other things, to vote their shares of Parent Common Stock (as defined below) in favor of the Migratory Merger and the Acquisition Merger (collectively, the "Mergers") and the other transactions contemplated by this Agreement; and

         WHEREAS, for United States federal income tax purposes, it is intended that the Mergers shall each qualify as reorganizations within the meaning of

Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that this Agreement shall be, and is hereby, adopted as a plan of reorganization for purposes of Section 368(a) of the Code.

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, the parties hereto agree as follows:

                                   ARTICLE I

                              THE MIGRATORY MERGER

         Section 1.1 The Migratory Merger. On the terms and subject to the conditions of this Agreement, in accordance with the DGCL and the CCC, at the Migratory Merger Effective Time (as defined in Section 1.3), Parent shall be merged with and into Merger Sub 2. Merger Sub 2 shall continue as the surviving corporation of the Migratory Merger and shall continue its corporate existence under the Laws of the State of Delaware. Upon consummation of the Migratory Merger, the separate corporate existence of Parent shall terminate. Merger Sub 2, in its capacity as the corporation surviving the Migratory Merger, is hereinafter sometimes referred to as "Nanometrics Delaware." In the event that Parent and Merger Sub 2 shall not effect the Migratory Merger prior to the Closing, all references in this Agreement to Nanometrics Delaware (including, without limitation, all references to Nanometrics Delaware Closing Price and Nanometrics Delaware Common Stock) shall mean and refer to Parent (or Parent Closing Price and Parent Common Stock, as the case may be).

         Section 1.2 Conditions to Migratory Merger. The obligations of Parent and Merger Sub 2 to effect the Migratory Merger pursuant to this ARTICLE I shall be subject to the satisfaction of the following conditions:

               (a) All requisite approvals of the shareholders of Parent to authorize and approve the Migratory Merger under applicable Law, the Articles of Incorporation of Parent and the Bylaws of Parent shall have been obtained.

               (b) No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Migratory Merger shall be in effect.

               (c) No statute, rule, regulation or order shall be enacted, entered, enforced or deemed applicable to the Migratory Merger by a governmental authority of competent jurisdiction that makes the consummation of the Migratory Merger illegal.

               (d) The shares of Nanometrics Delaware Common Stock issuable in the Migratory Merger shall have been authorized for listing on the NASDAQ.

         Section 1.3 Effective Time of Migratory Merger. The Migratory Merger shall become effective as set forth in the certificate of merger relating to the Migratory Merger as contemplated by the DGCL (the "Certificate of Migratory Merger"), which shall be filed with the Secretary of State of the State of Delaware, and the certificate of ownership relating to the Migratory Merger as contemplated by Section 1110 of the CCC (the "California Migratory Merger Certificate" and, together with the Certificate of Migratory Merger, the "Migratory Merger Certificates"), which shall be filed with the Secretary of State of the State of California. The "Migratory Merger Effective Time" shall mean the time at which the Migratory Merger becomes effective, as set forth in the Migratory Merger Certificates.

         Section 1.4 Effects of Migratory Merger. At and after the Migratory Merger Effective Time, the Migratory Merger shall have the effects set forth in the DGCL and CCC (including Section 1107 of the CCC and Section 259 of the
DGCL).

         Section 1.5 Certificate of Incorporation & Bylaws of Nanometrics Delaware.

               (a) At the Migratory Merger Effective Time, the certificate of incorporation of Merger Sub 2, as in effect immediately prior to the Migratory Merger Effective Time, in the form set forth in Exhibit D (or any other form as determined by Parent with the consent of the Company which consent shall not be unreasonably withheld, subject to Section 7.15 below), shall be the certificate of incorporation of Merger Sub 2 as the surviving corporation of the Migratory Merger until thereafter amended as provided by the DGCL and such certificate of incorporation, except that the name of Merger Sub 2 set forth thereon shall be "Nanometrics Incorporated" and if the Acquisition Merger occurs, then the name set forth thereon shall be "August Nanometrics Inc."

               (b) At the Migratory Merger Effective Time, the bylaws of Merger Sub 2, as in effect immediately prior to the Migratory Merger Effective Time, in the form set forth as Exhibit E (or any other form as determined by Parent with the consent of the Company which consent shall not be unreasonably withheld, subject to Section 7.15 below), shall be the bylaws of Merger Sub 2 as the surviving corporation until thereafter amended as provided by the DGCL, its certificate of incorporation and such bylaws, except that the name of Merger Sub 2 set forth thereon shall be "Nanometrics Incorporated" and if the Acquisition Merger occurs, then the name set forth thereon shall be "August Nanometrics Inc."

         Section 1.6 Board of Directors & Officers of Nanometrics Delaware.

               (a) Subject to the terms of Section 7.15, the directors of Parent immediately prior to the Migratory Merger Effective Time shall be the directors of Nanometrics Delaware as the surviving corporation in the Migratory Merger.

               (b) The officers of Parent immediately prior to the Migratory Merger Effective Time shall be the officers of Nanometrics Delaware as the surviving corporation in the Migratory Merger.

         Section 1.7 Effect of Migratory Merger on Capital Stock. At the Migratory Merger Effective Time, by virtue of the Migratory Merger and without any action on the part of Parent, Merger Sub 2, or the holders of any of the following securities:

               (a) Each share of common stock, no par value, of Parent ("Parent Common Stock") either issued and outstanding or which Parent is authorized to issue, in each case, immediately prior to the Migratory Merger Effective Time, shall be converted into one fully paid and nonassessable share of common stock, $0.001 par value, of Merger Sub 2 ("Nanometrics Delaware Common Stock").

               (b) Each option to purchase Parent Common Stock which Parent has issued or is authorized to issue prior to the Migratory Merger Effective Time, shall be converted into an option to purchase Nanometrics Delaware Common Stock on the same terms and conditions as governed the original option.

               (c) Each share of capital stock of Merger Sub 2 issued and outstanding immediately prior to the Migratory Merger Effective Time shall be cancelled and cease to be outstanding, without payment of any consideration therefor, and shall cease to exist.

                                   ARTICLE II

                             THE ACQUISITION MERGER

         Section 2.1 The Acquisition Merger. On the terms and subject to the conditions of this Agreement and in accordance with the MBCA, at the Acquisition Merger Effective Time (as defined in Section 2.2), Merger Sub 1 shall merge with and into the Company, the separate corporate existence of Merger Sub 1 shall cease and the Company shall continue as the surviving corporation in the Acquisition Merger as a wholly owned Subsidiary of Nanometrics Delaware. The Company, in its capacity as the corporation surviving the Acquisition Merger, is hereinafter sometimes referred to as the "Surviving Corporation").

         Section 2.2 Effective Time of Acquisition Merger. On the Closing Date (as defined in Section 3.1), Nanometrics Delaware and the Company shall cause the Acquisition Merger to be consummated by filing a duly executed and delivered articles of merger as required by the MBCA (the "Articles of Acquisition Merger") with the Secretary of State of the State of Minnesota, in such form as required by, and executed in accordance with the relevant provisions of, the MBCA (the time of such filing, or such other time as Parent (or Nanometrics Delaware) and the Company shall specify in the Certificate of Merger, being the "Acquisition Merger Effective Time").

         Section 2.3 Effects of Acquisition Merger. At the Acquisition Merger Effective Time, the effect of the Acquisition Merger shall be as provided in this Agreement and the Articles of Acquisition Merger and as specified in the MBCA (including Section 302A.641 of the MBCA).

         Section  2.4   Articles  of   Incorporation   &  Bylaws  of   Surviving
Corporation.

               (a) At and after the Acquisition Merger Effective Time, the articles of incorporation of Merger Sub 1 (the "Merger Sub 1 Charter"), as in effect immediately prior to the Acquisition Merger Effective Time, subject to the provisions of Section 7.10, shall be the articles of incorporation of the Surviving Corporation, until amended in accordance with the MBCA, except that the name of the Surviving Corporation shall be "August Nanometrics Inc." (or such other name as the parties mutually agree).

               (b) At and after the Acquisition Merger Effective Time, the bylaws of Merger Sub 1 (the "Merger Sub 1 Bylaws"), as in effect immediately prior to the Acquisition Merger Effective Time, subject to the provisions of
Section 7.10, shall be the bylaws of the Surviving Corporation until amended in accordance with the MBCA, except that the name of the Surviving Corporation shall be "August Nanometrics Inc."

         Section 2.5 Board of Directors & Officers of the Surviving Corporation.

(a) The directors of Merger Sub 1 immediately prior to the Acquisition Merger Effective Time shall be the initial directors of the Surviving Corporation and shall hold office from the Acquisition Merger Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the articles of incorporation or bylaws of the Surviving Corporation or as otherwise provided by Law.

               (b) The officers of Merger Sub 1 immediately prior to the Acquisition Merger Effective Time shall be the initial officers of the Surviving Corporation and shall hold office from the Acquisition Merger Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the articles of incorporation or bylaws of the Surviving Corporation or as otherwise provided by Law.

         Section 2.6 Effects of Acquisition Merger on Capital Stock. At the Acquisition Merger Effective Time, by virtue of the Acquisition Merger and without any action on the part of the Company, Nanometrics Delaware, Merger Sub

1 or any holder of any shares of common stock, no par value per share, of the Company ("Company Common Stock") or any holder of any shares of capital stock of Merger Sub 1:

               (a) Company Common Stock. Subject to this Section 2.6(a), each share of Company Common Stock issued and outstanding immediately prior to the Acquisition Merger Effective Time (other than shares to be cancelled in accordance with Section 2.6(b)), shall be converted into the right to receive
(i) 0.6401 (the "Exchange Ratio") shares of Nanometrics Delaware Common Stock (the "Merger Consideration") payable upon the surrender of the Certificates (as defined in Section 3.2(b)). From and after the Acquisition Merger Effective Time, all such shares of Company Common Stock, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a Certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration pursuant to this Section 2.6(a), any cash in lieu of fractional shares payable pursuant to Section 3.2(c) and any dividends or other distributions to which such holder is entitled to pursuant to Section 3.2(c). Notwithstanding the foregoing, the Exchange Ratio shall be appropriately adjusted to reflect fully the effect of any stock split, reverse split, reclassification, stock dividend, reorganization, recapitalization, consolidation, exchange or other like change with respect to Nanometrics
Delaware Common Stock or Company Common Stock occurring (or having a record date) after the date of this Agreement and prior to the Acquisition Merger Effective Time.

               (b) Cancellation of Treasury Stock and Parent-Owned Stock. All shares of Company Common Stock that are (i) held by the Company as treasury shares or (ii) owned by Nanometrics Delaware or any wholly owned Subsidiary (as defined below) of Nanometrics Delaware, in each case immediately prior to the Acquisition Merger Effective Time, shall be cancelled and retired and shall cease to exist, and no securities of Nanometrics Delaware or other consideration shall be delivered in exchange therefor.

               (c) Capital Stock of Merger Sub 1. Each share of common stock, no par value per share, of Merger Sub 1 ("Merger Sub 1 Common Stock") issued and outstanding immediately prior to the Acquisition Merger Effective Time shall be converted into and become one fully paid and nonassessable share of common stock, no par value per share, of the Surviving Corporation.

               (d) Stock Options. Outstanding options to purchase shares of Company Common Stock shall be treated in the manner set forth in Section 7.9.

                                   ARTICLE III

                                   THE CLOSING

         Section 3.1 Closing. Subject to the provisions of this Agreement, the closing of the Migratory Merger and the Acquisition Merger (the "Closing") shall take place sequentially beginning at 10:00 a.m. Pacific Time, at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation ("WSGR"), 650 Page Mill Road, Palo Alto, California, on a date to be specified by Parent and the Company which shall be no later than the second (2nd) business day after satisfaction or waiver of each of the conditions set forth in ARTICLE VIII or on such other date and such other time and place as Parent and the Company shall agree. The date on which the Closing shall occur is hereinafter referred to as the "Closing Date".

         Section 3.2 Exchange of Certificates.

               (a) Exchange Agent. Prior to the Closing Date, Parent shall designate a bank or trust company to act as Exchange Agent hereunder (the "Exchange Agent"). As soon as practicable after the Acquisition Merger Effective Time, Nanometrics Delaware shall deposit with or for the account of the Exchange Agent, for the benefit of the holders of Company Common Stock, stock certificates representing the shares of Nanometrics Delaware Common Stock and an amount of cash sufficient to deliver to the holders of Company Common Stock any cash in lieu of fractional shares payable pursuant to Section 3.2(c) and any dividends or other distributions to which such holders are entitled pursuant to
Section 3.2(c) (such certificates for shares of Nanometrics Delaware Common Stock together with cash in lieu of fractional shares and dividends or other distributions being hereinafter referred to as the "Exchange Fund") deliverable pursuant to Section 2.6 in exchange for outstanding shares of Company Common Stock.

               (b) Exchange Procedures. As soon as practicable after the Acquisition Merger Effective Time, Nanometrics Delaware shall instruct the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Acquisition Merger Effective Time represented outstanding shares of Company Common Stock (the "Certificates") that were converted pursuant to Section 2.6(a) into the right to receive the Merger Consideration (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Nanometrics Delaware may reasonably specify that are not inconsistent with the terms of this Agreement) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration, the cash amount in lieu of any fractional shares pursuant to Section 3.2(d) and any dividends or distributions payable pursuant to Section 3.2(e). Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive (A) certificates evidencing the Merger Consideration which such holder has the right to receive pursuant to Section 2.6(a) in respect of the shares of Company Common Stock formerly evidenced by such Certificate, (B) cash in lieu of any fractional shares of Nanometrics Delaware Common Stock to which such holder is entitled pursuant to Section 3.2(d), and (C) any dividends or other distributions to which such holder is entitled pursuant to Section 3.2(d), after giving effect to any tax withholdings required by applicable Law, and the Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of shares of Company Common Stock which is not registered in the transfer records of the Company as of the Acquisition Merger Effective Time, a certificate representing the proper number of shares of Nanometrics Delaware Common Stock may be issued to a transferee if the Certificate evidencing such Company Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer pursuant to this Section 3.2(b) and by evidence that any applicable stock transfer taxes have been paid. Until so surrendered, each outstanding Certificate that, prior to the Acquisition Merger Effective Time, represented shares of Company Common Stock will be deemed, from and after the Acquisition Merger Effective Time, for all corporate purposes, to represent only the right to receive upon surrender the Merger Consideration and any cash in lieu of any fractional shares of Nanometrics Delaware Common Stock payable pursuant to Section 3.2(d), in accordance with the terms of this Agreement.

               (c) No Further Ownership Rights in Company Stock. At the Acquisition Merger Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers on the stock transfer books of the Company or the Surviving Corporation of the shares of Company Common Stock which were outstanding immediately prior to such time. If, after such time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Section 3.2(b).

               (d) No Fractional Shares. No certificate or scrip representing fractional shares of Nanometrics Delaware Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a stockholder of Nanometrics Delaware. Notwithstanding any other provision of this Agreement, each holder of shares of Company Common Stock converted pursuant to the Acquisition Merger who would otherwise have been entitled to receive a fraction of a share of Nanometrics Delaware Common Stock (after taking into account all Certificates delivered by such holder and the aggregate number of shares of Company Common Stock represented thereby) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of Nanometrics Delaware Common Stock multiplied by the last reported sales price of Nanometrics Delaware Common Stock at the end of regular trading hours on the NASDAQ Nanometrics Market (the "NASDAQ") on the Closing Date (the "Nanometrics Delaware Closing Price").

               (e) Distributions with Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Acquisition Merger Effective Time with respect to Nanometrics Delaware Common Stock with a record date after the Acquisition Merger Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Nanometrics Delaware Common Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 3.2(d), unless and until the holder of such Certificate shall surrender such Certificate. Subject to the effect of escheat, tax or other applicable Laws, following surrender of any such Certificate, there shall be paid to the holder of the certificates representing whole shares of Nanometrics Delaware Common Stock issued in exchange therefor, in addition to the Merger Consideration deliverable therefore pursuant to Section 2.6, without interest, (A) the amount of any cash payable with respect to a fractional share of Nanometrics Delaware Common Stock to which such holder is entitled pursuant to Section 3.2(d) and (B) at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Acquisition Merger Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such whole shares of Nanometrics Delaware Common Stock.

               (f) Lost, Stolen or Destroyed Certificates. In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Nanometrics Delaware Common Stock as may be required pursuant to Section 2.6(a) as well as the other Merger Consideration as provided in this Section 3.2(f) and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 3.2(e); provided, however, that Nanometrics Delaware may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver an agreement of indemnification in form satisfactory to Nanometrics Delaware, or a bond in such sum as Nanometrics Delaware may direct as indemnity against any claim that may be made against Nanometrics Delaware or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

               (g) Transfers of Ownership. If any certificate for shares of Nanometrics Delaware Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition to the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise be in proper form for transfer and that the person requesting such exchange will have paid to Nanometrics Delaware or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Nanometrics Delaware Common Stock in any name other than that of the registered holder of the Certificate surrendered, or will have established to the satisfaction of Nanometrics Delaware or any agent designated by it that such tax has been paid or is not payable.

               (h)  Termination  of Exchange Fund. At any time following the six
(6) month anniversary of the Acquisition Merger Effective Time, Nanometrics Delaware shall be entitled to require the Exchange Agent to deliver to Nanometrics Delaware any portion of the Exchange Fund not disbursed to holders of Certificates, and thereafter such holders shall be entitled to look only to Nanometrics Delaware (subject to abandoned property, escheat or other similar
Law) with respect to the Merger Consideration to which such holders are entitled pursuant to Section 2.6(a), any cash in lieu of fractional shares payable to such holders pursuant to Section 3.2(d) and any dividends or other distributions to which such holders are entitled pursuant to Section 3.2(e), upon due surrender of their Certificates, without any interest thereon.

               (i) No Liability. Neither Nanometrics Delaware, Parent, Merger Sub 1, nor the Company shall be liable to any holder of Company Common Stock or Parent Common Stock, as the case may be, for such shares (or dividends or distributions with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or other similar Law following the passage of time specified therein.

               (j) Withholding Rights. Nanometrics Delaware, the Surviving Corporation or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any person who was a holder of Parent Common Stock or Company Common Stock immediately prior to the Acquisition Merger Effective Time such amounts as Nanometrics Delaware, the Surviving Corporation or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax Law. To the extent that amounts are so withheld by Nanometrics Delaware, the Surviving Corporation or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Parent Common Stock or Company Common Stock in respect of which such deduction and withholding was made by Nanometrics Delaware, the Surviving Corporation or the Exchange Agent.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Except (i) as set forth in the written disclosure schedule prepared by the Company which is dated as of the date hereof and has been delivered by the Company to Parent in connection herewith (the "Company Disclosure Schedule") or
(ii) as otherwise disclosed in any Company SEC Report (as defined below) filed with the SEC prior to the date hereof (other than in any risk factors or forward looking statements contained therein, which shall not qualify, modify or otherwise affect the representations and warranties set forth in this Article
IV), the Company represents and warrants to Parent, Merger Sub 1 and Merger Sub 2 as follows:

         Section 4.1 Organization and Qualification; Subsidiaries. The Company and each of its Subsidiaries is an entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization and has the requisite corporate or other power and authority necessary to own, lease and operate the properties it purports to own, lease or operate and to carry on its business as it is now being conducted. Each of the Company and its Subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character or location of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. A true, complete and correct list of all of the Company's Subsidiaries, together with the jurisdiction of incorporation of each Subsidiary, the authorized capitalization of each Subsidiary, and the percentage of each
Subsidiary's outstanding capital stock owned by the Company or another Subsidiary or affiliate of the Company, is set forth in Section 4.1 of the Company Disclosure Schedule. The Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, limited liability company, joint venture or other business association or entity, excluding securities in the Company's Subsidiaries and securities in any publicly traded company held for investment by the Company and comprising less than one percent of the outstanding stock of such company.

         Section 4.2 Certificate of Incorporation and Bylaws. The Company has heretofore made available to Parent a true, complete and correct copy of its articles of incorporation, as amended to date (the "Company Charter"), and bylaws, as amended to date (the "Company Bylaws"), and has furnished to Parent true, complete and correct copies of the charter and bylaws (or equivalent organizational documents), each as amended to date, of each of its Subsidiaries (the "Subsidiary Documents"). The Company Charter, Company Bylaws and the Subsidiary Documents are in full force and effect. The Company is not in violation of any of the provisions of the Company Charter or Company Bylaws and the Company's Subsidiaries are not in violation of any of the provisions of their respective Subsidiary Documents.

         Section 4.3 Capitalization.

               (a) The authorized capital stock of the Company consists of 42,000,000 shares of Company Common Stock and 3,000,000 shares of undesignated stock. As of January 20, 2005, (i) 17,841,620 shares of Company Common Stock are issued and outstanding, (ii) 218,884 shares of Company Common Stock are reserved for issuance upon exercise of awards granted pursuant to the Company's 2000 Employee Stock Purchase Plan (the "Company ESPP"), (iii) 1,991,491 shares of Company Common Stock are reserved for issuance upon exercise of awards granted pursuant to the Company's 1997 Stock Incentive Plan (the "1997 Plan"), and (iv) no shares of undesignated stock are issued and outstanding.

               (b) Section 4.3(b) of the Company Disclosure Schedule sets forth a true, complete and correct list of all persons who, as of January 20, 2005 held outstanding options to acquire shares of Company Common Stock (the "Company Stock Options" under the Company Stock Plans or under any other equity incentive plan or arrangement of the Company and its Subsidiaries, indicating, with respect to each Company Stock Option then outstanding, the tax status of such option under Section 422 of the Code, the number of shares of Company Common Stock subject to such Company Stock Option, the name of the plan under which such Company Stock Option was granted and the exercise price, date of grant, vesting schedule and expiration date thereof, including to the extent to which any vesting has occurred as of the date of this Agreement and whether (and to what extent) the vesting of such Company Stock Option will be accelerated in any way by the consummation of the transactions contemplated by this Agreement or by the termination of employment or engagement or change in position of any holder thereof following or in connection with the consummation of the Acquisition Merger. The Company has made available to Parent true, complete and correct copies of all Company Stock Plans and the 1997 Plan and the forms of all stock option agreements evidencing outstanding Company Stock Options.

               (c) Except as described in Section 4.3(a), no capital stock of the Company or any of its Subsidiaries or any security convertible or exchangeable into or exercisable for such capital stock, is issued, reserved for issuance or outstanding as of the date of this Agreement. Except as described in
Section 4.3(a), there are no options, preemptive rights, warrants, calls, rights, commitments, agreements, arrangements or understandings of any kind to which the Company or any of its Subsidiaries is a party, or by which the Company or any of its Subsidiaries is bound, obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of the Company or any of its Subsidiaries or obligating the Company or any of its Subsidiaries to grant, extend or accelerate the vesting of or enter into any such option, warrant, call, right, commitment, agreement, arrangement or understanding. There are no shareholder agreements, voting trusts, proxies or other similar agreements, arrangements or understandings to which the Company or any of its Subsidiaries is a party, or by which it or they are bound, obligating the Company or any of its Subsidiaries with respect to any shares of capital stock of the Company or any of its Subsidiaries. There are no rights or obligations, contingent or otherwise (including rights of first refusal in favor of the Company), of the Company or any of its Subsidiaries, to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its Subsidiaries or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any such Subsidiary or any other entity. There are no registration rights or other similar agreements, arrangements or understandings to which the Company or any of its Subsidiaries is a party, or by which it or they are bound, obligating the Company or any of its Subsidiaries with respect to any shares of Company Common Stock or shares of capital stock of any such Subsidiary.

               (d) All outstanding shares of the Company's capital stock are, and all shares of Company Common Stock reserved for issuance as specified above will be, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the MBCA, the Company Charter or the Company Bylaws or any agreement to which the Company is a party or is otherwise bound. None of the outstanding shares of Company Common Stock have been issued in violation of any federal or state securities Laws. All of the outstanding shares of capital stock of each of the Company's Subsidiaries are duly authorized, validly issued, fully paid and nonassessable, and all such shares are owned by the Company or a Subsidiary of the Company free and clear of all security interests, liens, claims, pledges, agreements, limitations in voting rights, charges or other encumbrances of any nature whatsoever (collectively, "Liens"). There are no accrued and unpaid dividends with respect to any outstanding shares of capital stock of the Company or any of its Subsidiaries.

               (e) The Company Common Stock constitutes the only class of securities of the Company or its Subsidiaries registered or required to be registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         Section 4.4 Authority Relative to this Agreement; Shareholder Approval.

               (a) Subject only to the approval of the shareholders of the Company as described below, the Company has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of the Company (the "Company Board"). The Company Board has (i) unanimously determined that this Agreement and the transactions contemplated hereby are advisable and in the best interests of the shareholders of the Company, (ii) unanimously approved this Agreement and the transactions contemplated hereby and (iii) unanimously recommended that the shareholders of the Company adopt and approve this Agreement and the Acquisition Merger (the "Company Voting Proposal"). A committee of disinterested directors of the Company Board (which are all of the non-employee directors) has unanimously approved the Acquisition Merger and the other transactions contemplated hereby by the Company Board under the provisions of 302A.673 of the

MBCA such that Section 302A.673 of the MBCA does not prohibit this Agreement, the Company Shareholder Voting Agreements or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company, and (assuming due authorization, execution and delivery by Parent, Merger Sub 1 and Merger Sub 2) this Agreement constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Laws now or hereafter in effect relating to creditors' rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at Law).

               (b) Except for the approval of the Company Voting Proposal by the affirmative vote of the holders of a majority of the voting power of all shares of the Company Common Stock entitled to vote at a meeting (the "Company Shareholders Meeting") of the shareholders of the Company convened to consider and vote upon the Company Voting Proposal (the "Requisite Company Stock Approval"), no other corporate proceedings on the part of the Company are necessary to approve this Agreement and to consummate the transactions contemplated hereby.

         Section 4.5 No Conflict; Required Filings and Consents.

               (a) The execution and delivery by the Company of this Agreement do not, the execution and delivery by the Company of any instrument required hereby to be executed and delivered by the Company at the Closing will not, and the performance by the Company of its agreements and obligations under this Agreement will not, (i) conflict with or violate the Company Charter or Company Bylaws or any Subsidiary Documents, (ii) in any material respect, conflict with or violate any Law applicable to the Company or by which its properties is bound or affected, (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default), or impair the Company's rights or alter the rights or obligations of any third party or the Company (including monetary rights and obligations) under, or give to any third party any rights of termination, amendment, payment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets (including intangible assets) of the Company pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company is a party or by which the Company or its properties is bound or affected, or (v) other than the Company Stock Options, give rise to or result in any person having, or having the right to exercise, any pre-emptive rights, rights of first refusal, rights to acquire or similar rights with respect to any capital stock of the Company or any of its assets or properties.

(b) The execution and delivery by the Company of this Agreement do not, the execution and delivery by the Company of any instrument required hereby to be executed and delivered by the Company at the Closing will not, and the performance of its agreements and obligations under this Agreement by the Company will not, require any consent, approval, order, license, authorization, registration, declaration or permit of, or filing with or notification to, any nation or government, any state, province or other political subdivision thereof or any multinational organization or body or other entity having or exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (including any court, arbitrational tribunal, administrative or regulatory agency or commission or other governmental authority or instrumentality), whether domestic or foreign, (a "Governmental Entity"), except (i) as may be required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) as may be required under any foreign antitrust or competition Law, (iii) the filing of the Joint Proxy Statement/Prospectus (as defined in Section 7.4) with the U.S. Securities and Exchange Commission (the "SEC") under the Exchange Act, (iv) such consents, approvals, orders, licenses, authorizations, registrations, declarations, permits, filings, and notifications as may be required under applicable U.S. federal and state or foreign securities Laws, (v) the filing of the Articles of Acquisition Merger, the Migratory Merger Certificates or other documents as required by the DGCL, the CCC and the MBCA and (vi) such other clearances, consents, approvals, orders, registrations, declarations, permits, filings and notifications which, if not obtained or made, would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

         Section 4.6 Compliance; Permits.

               (a) The Company is and has been in material compliance with and is not in material default or violation of (and have not received any notice of material non-compliance, default or violation with respect to) any Law applicable to the Company or by which any of its properties are bound or affected.

               (b) The Company holds all permits, licenses, easements, variances, exemptions, consents, certificates, authorizations, registrations, orders and other approvals from Governmental Entities that are material to the operation of its business as currently conducted (collectively, the "Company Permits"). The Company Permits are in full force and effect, have not been violated in any material respect and, to the Company's knowledge, no suspension, revocation or cancellation thereof has been threatened, and there is no action, proceeding or investigation pending or threatened, seeking the suspension, revocation or cancellation of any Company Permits. No Company Permit shall cease to be effective as a result of the consummation of the transactions contemplated by this Agreement, other than as would not reasonably be expected to have a Company Material Adverse Effect.

         Section 4.7 SEC Filings; Financial Statements.

               (a) The Company has filed all forms, reports, schedules, statements and other documents, including any exhibits thereto, required to be filed by the Company since January 1, 2002 with the SEC (collectively, the "Company SEC Reports"). The Company SEC Reports, including all forms, reports and documents filed by the Company with the SEC after the date hereof and prior to the Acquisition Merger Effective Time, (i) were and, in the case of Company SEC Reports filed after the date hereof, will be, prepared in all material respects in accordance with the applicable requirements of the Securities Act (as defined below) and the Exchange Act, as the case may be, and the rules and regulations thereunder, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), and in the case of such forms, reports and documents filed by the Company with the SEC after the date of this Agreement, will not as of the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Company SEC Reports or necessary in order to make the statements in such Company SEC Reports, in light of the circumstances under which they were and will be made, not misleading. None of the Subsidiaries of the Company is required to file any forms, reports, schedules, statements or other documents with the SEC.

               (b) Each of the consolidated financial statements (including, in each case, any related notes and schedules), contained in the Company SEC Reports, including any Company SEC Reports filed between the date of this Agreement and the Closing, complied or will comply, as of its respective date, in all material respects with all applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, was or will be prepared in accordance with U.S. generally accepted accounting principles ("GAAP") (except as may be indicated in the notes thereto) applied on a consistent basis throughout the periods involved and fairly presented in all material respects or will fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the respective dates thereof and the consolidated results of the operations and cash flows of the Company and its consolidated Subsidiaries for the periods indicated, except as otherwise explained therein and except that any unaudited interim financial statements are subject to normal and recurring year-end adjustments which have not been made and are not expected to be material in amount, individually or in the aggregate. The unaudited balance sheet and notes related thereto of the Company contained in the Company SEC Report on Form 10-Q for the quarter ended September 30, 2004 is referred to herein as the "Company Balance Sheet").

               (c) The chief executive officer and chief financial officer of the Company have made all certifications required by, and would be able to make such certifications as of the date hereof and as of the Closing Date as if required to be made as of such dates pursuant to, Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") and any related rules and regulations promulgated by the SEC, and the statements contained in any such certifications are complete and correct, and the Company is otherwise in compliance with all applicable effective provisions of the Sarbanes-Oxley Act and the applicable listing standards and corporate governance rules of the NASDAQ.

               (d) Each of the consolidated financial statements (including, in each case, any related notes and schedules) contained in the Company SEC Reports accurately reflects the revenues and costs relating to the Company Material Contracts.

         Section 4.8 Disclosure Controls and Procedures. Since December 31, 2003, the Company and each of its Subsidiaries has had in place "disclosure controls and procedures" (as defined in Rules 13a-15(e) and 15d-15(e) promulgated under the Exchange Act) reasonably designed and maintained to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits to the SEC under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC and that such information is accumulated and communicated to the Company's management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the chief executive officer and chief financial officer of the Company required under the Exchange Act with respect to such reports. The Company maintains internal accounting controls sufficient to provide reasonable assurances that
(i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         Section 4.9 Absence of Certain Changes or Events. From the date of the Company Balance Sheet through the date hereof, the Company has conducted its business in the ordinary course of business consistent with past practice and, since such date and through the date hereof, there has not occurred: (i) any Company Material Adverse Effect; (ii) any amendments to or changes in the Company Charter, Company Bylaws or Subsidiary Documents; (iii) any material damage to, destruction or loss of any asset of the Company or any of its Subsidiaries (whether or not covered by insurance); (iv) any change by the Company in its accounting methods, principles or practices; (v) any revaluation by the Company of any of its assets, including writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business consistent with past practice; (vi) any sale of a material amount of assets (tangible or intangible) of the Company or any of its Subsidiaries; (vii) any recalls, field notifications or field corrections with respect to products manufactured by or on behalf of the Company or any of its Subsidiaries; or (viii) any other action or event that would have required the consent of Parent pursuant to Section 6.2 had such action or event occurred after the date of this Agreement.

         Section 4.10 No Undisclosed Liabilities.

               (a) Except as reflected in the Company Balance Sheet, the Company has no liabilities (absolute, accrued, contingent or otherwise) which are required by GAAP to be set forth on a consolidated balance sheet of the Company and its consolidated Subsidiaries or in the notes thereto, other than (i) any liabilities and obligations incurred since the date of the Company Balance Sheet in the ordinary course of business consistent with past practice, (ii) any liabilities or obligations incurred in connection with the transactions contemplated by this Agreement and (iii) liabilities that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Company Material Adverse Effect.

               (b) The Company is not a party to, or has any commitment to become a party to, any joint venture, partnership agreement or any similar contract (including any contract relating to any transaction, arrangement or relationship between or among the Company or any of its Subsidiaries, on the one hand, and any unconsolidated affiliate, including any structured finance, special purpose or limited purpose entity or person, on the other hand) where the purpose or intended effect of such arrangement is to avoid disclosure of any material transaction involving the Company in the Company's consolidated financial statements.

         Section 4.11 Absence of Litigation; Investigations. Prior to the date of this Agreement, there were no material claims, actions, suits, proceedings, governmental investigations, inquiries or subpoenas (other than challenging or arising from or relating to the Acquisition Merger or any of the other transactions contemplated by this Agreement), (a) pending against the Company or any of its properties or assets, (b) to the Company's knowledge, threatened against the Company or any of its properties or assets or (c) whether filed or threatened, that have been settled or compromised by the Company within the three years prior to the date of this Agreement and at the time of such settlement or compromise were material, which claims, actions, suits, proceedings investigations, inquiries or subpoenas referred to in clause (a) and
(b) above would reasonably be expected to have a Company Material Adverse Effect. The Company is not subject to any outstanding order, writ, injunction or decree that would reasonably be expected to be material or would reasonably be expected to prevent or delay the consummation of the transactions contemplated by this Agreement. There has not been nor are there currently any internal investigations or inquiries being conducted by the Company, the Company Board (or any committee thereof) or any third party at the request of any of the foregoing concerning any financial, accounting, tax, conflict of interest, self-dealing, fraudulent or deceptive conduct or other misfeasance or malfeasance issues.

         Section 4.12 Agreements, Contracts and Commitments.

               (a) For purposes of this Agreement, the term "Company Material Contracts" shall mean any note, bond, mortgage, indenture, guarantee, other evidence of indebtedness, lease, license, contract, agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which any of them or any of their assets are bound, and which:

                      (i) has a remaining term of more than one year from the date hereof and (A) cannot be unilaterally terminated by the Company at any time, without material penalty, within thirty (30) days of providing notice of termination, and (B) involves the payment or receipt of money in excess of $100,000 per year;

                      (ii) involves the payment or receipt of money in excess of $250,000 in any year;

                      (iii) contains covenants limiting the freedom of the Company or any of its Subsidiaries to sell any products or services of or to any other person, engage in any line of business or compete with any person or operate at any location;

                      (iv) was made with any officer, director, Company employee or member of the Company Board, or any service, operating or management agreement or arrangement with respect to any of the Company's assets or properties (whether leased or owned), other than those that are terminable by the Company on no more than thirty (30) days' notice without liability or financial obligation to the Company;

                      (v) is a dealer, distributor, joint marketing or development contract under which the Company has continuing material obligations to jointly market any product, technology or service and which may not be canceled without penalty upon notice of ninety (90) days or less, or any contract pursuant to which the Company has continuing material obligations to jointly develop any Intellectual Property that will not be owned, in whole or in part, by the Company;

                      (vi) includes indemnification, guaranty or warranty other than any those contracts entered into in the Ordinary Course of the Company's business;

                      (vii) mortgages, indentures, guarantees, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit;

                      (viii) settlement agreements under which the Company has ongoing obligations; or

                      (ix) Company Real Property Leases.

               (b) All of the Company Material Contracts that are required to be described in the Company SEC Reports (or to be filed as exhibits thereto) are so described or filed and are enforceable and in full force and effect (except as such enforceability may be subject to Laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of Law governing specific performance, injunctive relief or other equitable remedies).

               (c) Section 4.12(a) of the Company Disclosure Schedule contains a complete and accurate list of, and true and complete copies have been delivered or made available to Parent with respect to, all Company Material Contracts in effect as of the date hereof other than the Company Material Contracts which are listed as an exhibit to the Company's most recent annual report on Form 10-K or a subsequent quarterly report on Form 10-Q or as otherwise set forth on Section 4.12(a) of the Company Disclosure Schedule.

               (d) As of the date of this Agreement, (i) there is no breach or violation of or default by the Company or any of its Subsidiaries under any of the Company Material Contracts, except such breaches, violations and defaults as have been waived in writing, and (ii) no event has occurred with respect to the Company or any of its Subsidiaries which, with notice or lapse of time or both, would constitute a breach, violation or default, or give rise to a right of termination, modification, cancellation, foreclosure, imposition of a Lien, prepayment or acceleration under any of the Company Material Contracts, which breach, violation or default referred to in clauses (i) or (ii) would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

         Section 4.13 Employee Benefit Plans, Options and Employment Agreements.

               (a) Section 4.13(a) of the Company Disclosure Schedule sets forth a complete and accurate list of all Employee Benefit Plans maintained, or contributed to by the Company or any of its ERISA Affiliates or to which the Company or any of its ERISA Affiliates is obligated to contribute, or under which any of them has or may have any liability for premiums or benefits (collectively, the "Company Employee Plans").

               (b) With respect to each Company Employee Plan, the Company has made available to Parent complete and accurate copies of (i) such Company Employee Plan (or a written summary of any unwritten plan) together with all amendments, (ii) in the case of any plan for which Forms 5500 are required to be filed, the most recent annual report (Form 5500) with schedules attached, (iii) in the case of any plan that is intended to be qualified under Section 401(a) of the Code, the most recent determination letter from the Internal Revenue Service, (iv) each trust agreement, group annuity contract, administration and similar material agreements, investment management or investment advisory agreements, (v) the most recent summary plan descriptions and employee handbook, or other similar material employee communications relating to employee benefits matters, (vi) all personnel, payroll and employment manuals and policies, and
(vii) the most recent financial statements for each Company Employee Plan that is funded.

               (c) Each Company Employee Plan has been administered in all material respects in accordance with ERISA, the Code and all other applicable Laws and the regulations thereunder and materially in accordance with its terms and each of the Company and its ERISA Affiliates have in all material respects met their obligations with respect to each Company Employee Plan and have timely made (or timely will make) all required contributions thereto. All filings and reports as to each Company Employee Plan required to have been submitted to the Internal Revenue Service or to the United States Department of Labor have been timely submitted. With respect to the Company Employee Plans, no event has occurred, and, to the Company's knowledge, there exists no condition or set of circumstances in connection with which the Company, Parent or any of their respective Subsidiaries or any plan participant could be subject to any material liability (including penalties or taxes) under ERISA, the Code or any other applicable Law, nor will the negotiation or consummation of the transactions contemplated by this Agreement give rise to any such material liability.

               (d) With respect to the Company Employee Plans, there are no material benefit obligations for which contributions have not been made or properly accrued and there are no benefit obligations which have not been accounted for by reserves, or otherwise properly footnoted in accordance with the requirements of GAAP, on the financial statements of the Company. The assets of each Company Employee Plan which is funded are reported at their fair market value on the books and records of such Employee Benefit Plan.

               (e) No Company Employee Plan (other than the Company Stock Plans) has assets that include securities issued by the Company or any its ERISA Affiliates.

               (f) All the Company Employee Plans that are intended to be qualified under Section 401(a) of the Code (each, a "Qualified Plan") have received determination, opinion or advisory letters from the Internal Revenue Service to the effect that such Company Employee Plans are qualified and the plans and trusts related thereto are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, or the Company has remaining a period of time under applicable U.S. Department of the Treasury regulations or Internal Revenue Service pronouncements in which to apply for such a letter and to make any amendments necessary to obtain a favorable determination as to the qualified status of each such Qualified Plan. To the Company's knowledge, no such determination, opinion or advisory letter has been revoked and revocation has not been threatened, and no such Employee Benefit Plan has been amended or operated since the date of its most recent determination letter or application therefor in any respect, and no act or omission has occurred, that would reasonably be expected to adversely affect its qualification or materially increase its cost. There has been no termination, partial termination or discontinuance of contributions to any Qualified Plan that will result in material liability to the Company. Each Company Employee Plan which is required to satisfy Section 401(k)(3) or Section 401(m)(2) of the Code has been tested for compliance with, and satisfies in all material respects the requirements of Section 401(k)(3) and Section 401(m)(2) of the Code, as the case may be, for each plan year ending prior to the Closing Date for which testing is required to be completed.

               (g) Neither the Company nor any of its ERISA Affiliates has (i) ever maintained a Company Employee Plan which was ever subject to Section 412 of the Code or Title IV of ERISA or (ii) ever been obligated to contribute to a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA). No Company
Employee Plan is funded by, associated with or related to a "voluntary employees' beneficiary association" within the meaning of Section 501(c)(9) of the Code.

               (h) To the extent permitted by applicable Law, each Company Employee Plan (other than the Company Stock Plans or an employment, severance, change in control or similar agreement with an individual) is amendable and terminable unilaterally by the Company or covered thereby at any time without material liability to the Company as a result thereof, other than for benefits accrued as of the date of such amendment or termination and routine administrative costs.

               (i) Other than as required under Section 601 et seq. of ERISA, none of the Company Employee Plans promises or provides health or other welfare benefits (excluding normal claims for benefits under the Company's group life insurance, accidental death and dismemberment insurance and disability plans and policies) or coverage to any person following retirement or other termination of employment. Section 4.13(i) of the Company Disclosure Schedule lists each Company Employee Plan which provides benefits after termination of employment (other than medical benefits required to be continued under Section 4980B of the Code and part 6 of Subtitle B of Title I of ERISA) and normal claims for benefits under the Company's group life insurance, accidental death and dismemberment insurance and disability plans and policies) and the present value of benefits accrued under each such Company Employee Plan are fully funded, fully covered by insurance or reflected on the Company Balance Sheet in accordance with GAAP.

               (j) There is no action, suit, proceeding, claim, arbitration, audit or investigation pending or, to the Company's knowledge, threatened, with respect to any Company Employee Plan, other than claims for benefits in the ordinary course. No Company Employee Plan is or within the last three calendar years has been the subject of, or has received notice that it is the subject of, examination by a government agency or a participant in a government sponsored amnesty, voluntary compliance or similar program.

               (k) To the Company's knowledge, each individual who has received compensation for the performance of services on behalf of the Company, any of the Company's Subsidiaries or any of their respective ERISA Affiliates has been properly classified as an employee or independent contractor in accordance with applicable Law.

               (l) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, with respect to each Company Employee Plan maintained or covering employees outside the United States, and the books and records thereof: (i) such plan is in material compliance with all applicable Laws of each applicable jurisdiction and; (ii) there is no action, suit, proceeding, claim, arbitration, audit or investigation pending or, to the Company's knowledge, threatened, with respect to such plan, other than claims for benefits in the ordinary course; (iii) all liabilities with respect to such plan are set forth on a consolidated balance sheet of Company or in the notes thereto in accordance with GAAP; and (iv) no such plan is or within the last two calendar years has been the subject of, or has received notice that it is the subject of, an examination by a government agency or a participant in a government sponsored amnesty, voluntary compliance or similar program that has given rise to or is reasonably expected to give rise to any liability. Section 4.13(l) of the Company Disclosure Schedule lists each country in which the Company or any of its Subsidiaries or affiliates has operations and the number of employees in each such country.

               (m) Section 4.13(m) of the Company Disclosure Schedule sets forth a true, complete and correct list of: (i) all employment agreements with employees of the Company or any of its Subsidiaries (other than at-will offer letters that are consistent with the Company's general form and do not provide for severance payments or benefits, notice periods for termination or change of control benefits); (ii) all employees or former employees of the Company who have executed a non competition agreement with the Company; (iii) all severance agreements, programs and policies of the Company with or relating to its employees, excluding programs and policies required to be maintained by Law; and
(iv) all plans, programs, agreements and other arrangements of the Company pursuant to which payments (or acceleration of benefits or vesting of options or lapse of repurchase rights) may be required, or may become payable directly or indirectly as a result of or in connection with, the negotiation or consummation of the transactions contemplated by, or the execution of, this Agreement. True, complete and correct copies of each of the foregoing agreements to which any employee of the Company is a party have been made available to Parent.

               (n) All contributions required to be made with respect to any Company Employee Plan on or prior to the Acquisition Merger Effective Time have been or will be timely made or are reflected on the Company Balance Sheet. There are no pending, threatened or reasonably anticipated claims by or on behalf of any Plan, by any employee or beneficiary covered under any such Company Employee Plan, or otherwise involving any such Plan (other than routine claims for benefits).

               (o) The negotiation or consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event, (i) entitle any current or former employee or officer of the Company to severance pay, or any other payment from the Company or (ii) accelerate the time of payment or vesting, cause a lapse of repurchase rights or increase the amount of compensation due any such employee or officer. There is no Company Employee Plan or other contract, agreement, plan or arrangement that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Sections 280G (determined without regard to Section 280G(b)(4) of the Code) as a result of the Mergers or 162(m) of the Code.

         Section 4.14 Labor Matters.

               (a) The Company is in  compliance  in all material  respects with all applicable Laws respecting employment and employment practices, including, without limitation, all Laws respecting terms and conditions of employment, health and safety, wages and hours, child labor, immigration, employment discrimination, disability rights or benefits, equal opportunity, plant closures and layoffs, affirmative action, workers' compensation, labor relations, employee leave issues and unemployment insurance.

               (b) There are no personnel manuals or handbooks applicable to employees of the Company, other than those set forth in Section 4.14(b) of the Company Disclosure Schedule, true and complete copies or written summaries of which have heretofore been provided to Parent.

               (c) There are no actions, suits, claims, grievances, investigations, or other proceedings pending or, to the Company's knowledge, threatened, between (i) the Company (and/or any of their current or former officers, directors, employees, or representatives, in their capacities as such) and (ii) any of their respective current or former employees, consultants or independent contractors, or any applicant for employment or classes of the foregoing, or any Governmental Entity, which actions, suits, claims, grievances, investigations, or other proceedings have or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

               (d) The Company has good labor relations, and the Company and its employees, agents or representatives have not committed any unfair labor practice as defined in the National Labor Relations Act. The Company is not a party to, bound by or subject to (and none of the Company's properties or assets is bound by or subject to) any labor agreement, collective bargaining agreement, work rules or practices, or any other labor-related agreements or arrangements with any labor union, labor organization, trade union or works council. There are no labor agreements, collective bargaining agreements, work rules or practices, or any other labor-related agreements or arrangements that pertain to any of the employees of the Company, and no employees of the Company are represented by any labor union, labor organization, trade union or works council with respect to their employment with the Company.

               (e) To the Company's knowledge, there are no current labor union organizing activities with respect to any employees of the Company, and no labor union, labor organization, trade union, works council, or group of employees of the Company has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened in writing to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority. To the Company's knowledge, there are no labor disputes, strikes, slowdowns, work stoppages, lockouts, or threats thereof, against or affecting the Company.

               (f) No employee of the Company (i) to the Company's knowledge, is in violation of any term of any patent disclosure agreement, non-competition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by the Company because of the nature of the business conducted or presently proposed to be conducted by the Company or relating to the use of trade secrets or proprietary information of others, or
(ii) in the case of any key employee or group of key employees, has given notice as of the date of this Agreement to the Company that such employee or any employee in a group of key employees intends to terminate his or her employment with the Company.

               (g) The Company is and has been in compliance with all notice and other requirements under the Worker Adjustment and Retraining Notification Act of 1988, as amended (the "WARN Act"), and any similar foreign, state or local Law relating to plant closings and layoffs. The Company is not currently engaged in any layoffs or employment terminations sufficient in number to trigger application of the WARN Act or any similar state, local or foreign Law. Section 4.14(g) of the Company Disclosure Schedule contains a true and complete list of the names and the sites of employment or facilities of those individuals who suffered an "employment loss" (as defined in the WARN Act) at any site of employment or facility of the Company during the 90-day period prior to the date of this Agreement. Section 4.14(g) of the Company Disclosure Schedule shall be updated immediately prior to the Closing with respect to the 90-day period prior to the Closing.

               (h) The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in any breach or other violation of any collective bargaining agreement, employment agreement, consulting agreement or any other labor-related agreement to which the Company is a party.

         Section 4.15 Properties and Assets.

               (a) The Company has good and valid title to, or a valid leasehold interest in, all the properties and assets which it purports to own or lease (real, tangible, personal and mixed), including all the properties and assets reflected in the Company Balance Sheet (except for personal property sold since the date of the Company Balance Sheet in the ordinary course of business consistent with past practice). All properties and assets reflected in the Company Balance Sheet are free and clear of all Liens, except for Liens reflected on the Company Balance Sheet and Liens for current taxes not yet due and other Liens that do not materially impair the use or operation of the property or assets subject thereto.

               (b) Section 4.15 of the Company Disclosure Schedule sets forth a true, complete and correct list of all real property owned, leased, subleased or licensed by the Company and the location of such premises. All material real property leases, licenses or other occupancy agreements to which the Company is a party (collectively, the "Company Real Property Leases") are either filed as exhibits to the Company SEC Reports or complete copies thereof have been delivered to or made available to Parent. Section 4.15 of the Company Disclosure Schedule lists all Company Real Property Leases other than the Company Real Property Leases which are listed as an exhibit to the Company's most recent annual report on Form 10-K or a subsequent quarterly report on Form 10-Q.

               (c) As of the date of this Agreement, (i) all Company Real Property Leases are in full force and effect (except as such enforceability may be subject to Laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of Law governing specific performance, injunctive relief or other equitable remedies), (ii) there is no existing material default by the Company under any of the Company Real Property Leases, except such defaults as have been waived in writing, (iii) no event has occurred with respect to the Company which, with notice or lapse of time or both, would constitute a default of any of the Company Real Property Leases, and (iv) to the Company's knowledge, there are no defaults of any material obligations of any party other than the Company under any Company Real Property Lease.

         Section 4.16 Taxes.

               (a) The Company has filed with the appropriate taxing authorities all material Tax Returns required to be filed by them, and all such Tax Returns are true, complete and correct in all material respects. All Taxes required to be paid by the Company have been timely paid. There are no Liens relating or attributable or Taxes on any assets of the Company, other than liens relating to Taxes not yet due and payable. The Company has not granted any outstanding waiver of any statute of limitations with respect to, or any outstanding extension of a period for the assessment of, any Tax. The accruals and reserves for Taxes (exclusive of any accruals for "deferred taxes" or similar items that reflect timing differences between tax and financial accounting principles) reflected in the Company Balance Sheet are adequate to cover all Taxes accruable through the date thereof (including Taxes being contested) in accordance with GAAP. All liabilities for Taxes attributable to the period commencing on the date following the date of the Company Balance Sheet were incurred in the ordinary course of business and are consistent in type and amount with Taxes attributable to similar prior periods.

               (b) The Company has timely paid or withheld with respect to its employees all federal and state Taxes required to be paid or withheld (and have timely paid over any withheld amounts to the appropriate Taxing authority). The Company has not received any notice of any Tax deficiency outstanding, proposed or assessed against the Company. No audit or other examination of any Tax Return of the Company is presently in progress, and the Company has not received any written notice of any audit examination, deficiency, refund litigation, proposed adjustment or matter in controversy with respect to any Tax Return of the Company.

               (c) The Company is not a party to or bound by any Tax indemnity, Tax sharing or Tax allocation agreements with any entity other than the Company or any Company Subsidiary. Except for the group of which the Company and its Subsidiaries are now currently members, the Company has never been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code. Except with respect to the group referred to in the preceding sentence, the Company is not liable for the Taxes of any person under Treasury Regulation 1.1502-6 (or any similar provision of state, local or foreign Law) as a transferee or successor, by contract or otherwise. The Company has never been a party to any joint venture, partnership or other agreement that could be treated as a partnership for Tax purposes.

               (d) To the extent requested by Parent, the Company has made available to Parent complete and correct copies of all Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by the Company with respect to all taxable years for which the statutes of limitation have not expired.

               (e) The Company has not agreed nor is it required to make any material adjustment under Section 481 of the Code by reason of a change in accounting method or otherwise prior to the Acquisition Merger Effective Time.

               (f) The Company is not, or ever been, a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

               (g) The Company has not constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section
355(a)(1)(A) of the Code) in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code (i) in the two years prior to the date of this Agreement or (ii) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in connection with the Acquisition Merger. (h) The Company has not engaged in, or has any commitment to engage in, any a transaction that is the same as or substantially similar to one of the types of transactions that the Internal Revenue Service has determined to be a tax avoidance transaction and identified by notice, regulation, or other form of published guidance as a "reportable transaction," as set forth in Treas. Reg. ss. 1.6011-4(b).

         Section 4.17 Environmental Matters.

               (a) The Company is in compliance in all material respects with federal, state, local and foreign Laws and regulations relating to pollution, protection or preservation of human health or the environment, including, without limitation, Laws and regulations relating to emissions, discharges, releases or threatened releases of toxic or hazardous substances, materials or wastes, petroleum and petroleum products, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon, or lead or lead-based paints or materials ("Materials of Environmental Concern"), or otherwise relating to the generation, storage, containment (whether above ground or underground),
disposal,  recycling,   transport,   management  or  handling  of  Materials  of
Environmental Concern or any product containing Materials of Environmental Concern, or the preservation of the environment, the mitigation of adverse effects thereon or exposure of any person to Materials of Environmental Concern (collectively, "Environmental Laws"), and including, but not limited to, compliance with any Company Permits or other governmental authorizations or the terms and conditions thereof and compliance with any Laws respecting the sale, distribution or labeling of products pursuant to Environmental Laws.

               (b) The Company has not received any written notice, whether from a governmental authority or otherwise, alleging any violation of or
noncompliance   with  any  Environmental   Laws  by  Company  for  which  it  is
responsible.

               (c) There is no pending or threatened claim, action, investigation, or notice by any person or entity alleging potential liability on the part of the Company for investigatory, cleanup or governmental response costs, or natural resources or property damages, or personal injuries, attorney's fees or penalties relating to (i) the presence, or release into the environment, of any Materials of Environmental Concern at any location owned or operated by Company, now or in the past, or otherwise caused by the Company or by the actions of any other party for which the Company would be liable by contract or pursuant to Environmental Laws, or (ii) any violation, or alleged violation, of any Environmental Law (collectively, "Company Environmental Claims"), except where such Company Environmental Claims would not have a Company Material Adverse Effect or otherwise require disclosure in the Company SEC Reports.

               (d) There are no past or present facts or circumstances that could reasonably be expected to form the basis of any Company Environmental Claim against the Company or against any person or entity whose liability for any Company Environmental Claim the Company has retained or assumed either contractually or by operation of Law, except where such Company Environmental Claim, if made, would not have a Company Material Adverse Effect or otherwise require disclosure in the Company SEC Reports.

               (e) The Company has made available to Parent all material assessments, reports, data, results of investigations or audits, that is in the possession of Company regarding environmental matters pertaining to the environmental condition of the business of the Company, or the compliance (or noncompliance) by the Company with any Environmental Laws.

         Section 4.18 Intellectual Property.

               (a) For purposes of this Agreement, the term "Company Registered Intellectual Property" means all Registered Intellectual Property owned by the Company or any of its Subsidiaries.

               (b) Section 4.18(a) of the Company Disclosure Schedule sets forth as of the date hereof a true, complete and correct list of all Company Registered Intellectual Property. All of the Company Registered Intellectual Property is owned solely by the Company and no Registered Intellectual Property that ever was Company Registered Intellectual Property has been disposed of by the Company in the two years preceding the date hereof.

               (c) The Company Registered Intellectual Property, is subsisting, and has not expired or been cancelled, or abandoned.

               (d) There is no pending or, to the Company's knowledge, threatened, and at no time within the three years prior to the date of this Agreement has there been pending any, material suit, arbitration or other adversarial proceeding before any court, government agency or arbitral tribunal or in any jurisdiction alleging that any activities or conduct of the Company's business infringes or will infringe upon, violate or constitute the unauthorized use of the Intellectual Property of any third party or challenging the ownership, validity, enforceability or registrability of any Intellectual Property owned by the Company.

               (e) The Company is not a party to any settlements, covenants not to sue, consents, decrees, stipulations, judgments, or orders resulting from suits, actions or similar legal proceedings which (i) restrict the Company's rights to use any Intellectual Property owned by and material to the business of the Company as currently conducted, (ii) restrict the conduct of the business of the Company as currently conducted in order to accommodate any third party's Intellectual Property rights, or (iii) permit third parties to use any Intellectual Property owned by and used in the business of the Company as currently conducted.

               (f) The conduct of the business of the Company as currently conducted does not infringe upon, violate or constitute the unauthorized use of any Intellectual Property rights owned by any third party.

               (g) The Company has taken reasonable measures to protect the proprietary nature of the Intellectual Property owned by the Company that is material to the business of the Company as currently conducted.

               (h) To the Company's knowledge, no third party is misappropriating, infringing, diluting or violating any Intellectual Property owned by the Company that is material to the business of the Company as currently conducted, and no Intellectual Property misappropriation, infringement dilution or violation suits, arbitrations or other adversarial proceedings have been brought before any court, government agency or arbitral tribunal against any third party by the Company which remain unresolved.

               (i) The Company has not (i) disclosed to any third person any material confidential source code for any product currently being marketed, sold, licensed or developed by the Company (each such product, a "Company Proprietary Product"), or (ii) made any such source code subject to any open source license, nor is the Company obligated to make the source code for such Company Proprietary Product generally available.

               (j) The Company does not have any obligation to pay any third party any royalties or other fees in excess of $100,000 in the aggregate in calendar year 2004 or any annual period thereafter for the use of Intellectual Property and no obligation to pay such royalties or other fees in excess of $250,000 in the aggregate will result from the execution and delivery by the Company of this Agreement and the consummation of the transactions contemplated by this Agreement.

               (k) The Company is not in violation of any material license, sublicense, agreement or instrument to which the Company is party or otherwise bound under which the Company derives rights to Intellectual Property that is material to the Company's business as currently conducted, nor will the consummation by the Company of the transactions contemplated hereby result in any loss or impairment of ownership by the Company of, or the right of any of them to use, any Intellectual Property that is material to the business of the Company as currently conducted, nor, to the Company's knowledge, require the consent of any Governmental Entity or third party with respect to any such Intellectual Property.

               (l) The Company is not a party to any agreement under which a third party would be entitled to receive or expand a license or any other right to any material Intellectual Property of Parent or any of Parent's affiliates as a result of the consummation of the transactions contemplated by this Agreement.

         Section 4.19 Insurance. All fire and casualty, general liability, business interruption, product liability, sprinkler and water damage insurance policies and other forms of insurance maintained by the Company has been made available to Parent. Each such policy is in full force and effect and all premiums due thereon have been paid in full. None of such policies shall terminate or lapse (or be otherwise adversely affect) by reason of the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement.

         Section 4.20 Interested Party Transactions. Since December 31, 2003, no event has occurred that would be required to be reported as a Certain
Relationship or Related Transaction pursuant to Statement of Financial Accounting Standards No. 57.

         Section 4.21 Brokers. No broker, finder or investment banker (other than Needham & Company, Inc., whose brokerage, finder's or other fees will be paid by the Company) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company has furnished to Parent a complete and correct copy of all agreements between the Company and Needham & Company, Inc. pursuant to which Needham & Company, Inc. would be entitled to any such payment.

         Section 4.22 Opinion of Financial Advisor of the Company. The financial advisor of the Company, Needham & Company, Inc., has delivered to the Company its opinion, dated the date of this Agreement, that as of such date, the Merger Consideration is fair, from a financial point of view, to the shareholders of the Company. The Company has provided a true, complete and correct copy of such opinion to Parent. As of the date hereof, such opinion has not been withdrawn, revoked or modified.

         Section 4.23 Anti-Takeover Statute Not Applicable. Except for Section 302A.673 of the MBCA (which shall not prohibit the transactions contemplated by the Agreement), no "business combination," "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation under the Laws of the State of Minnesota or other applicable Law (each, a "Takeover Statute") is applicable to the Acquisition Merger or any of the other transactions contemplated by this Agreement or the Company Shareholder Voting Agreement.

ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF PARENT

         Except (i) as set forth in the written disclosure schedule prepared by Parent which is dated as of the date hereof and has been delivered by Parent to the Company in connection herewith (the "Parent Disclosure Schedule") or (ii) as otherwise disclosed in any Parent SEC Report (as defined below) filed with the SEC prior to the date hereof (other than in any risk factors or forward looking statements contained therein, which shall not qualify, modify or otherwise affect the representations and warranties set forth in this Article V, Parent represents and warrants to the Company as follows:

         Section 5.1 Organization and Qualification; Merger Sub 1, Merger Sub 2. Parent and each of its Subsidiaries (including Merger Sub 1 and Merger Sub 2) is an entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization and has the requisite corporate or other power and authority necessary to own, lease and operate the properties it purports to own, lease or operate and to carry on its business as it is now being conducted. Parent and each of its Subsidiaries (including Merger Sub 1 and Merger Sub 2) is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character or location of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. A true, complete and correct list of all of Parent's Subsidiaries, together with the jurisdiction of incorporation of each Subsidiary, the authorized capitalization of each Subsidiary, and the percentage of each Subsidiary's outstanding capital stock owned by Parent or another Subsidiary or affiliate of Parent, is set forth in Section 5.1 of the Parent Disclosure Schedule. Parent owns all of the outstanding shares of capital stock of each of its Subsidiaries. Except for obligations or liabilities incurred in connection with their incorporation and the transactions contemplated by this Agreement and except for this Agreement and any other agreements or arrangements contemplated by this Agreement, neither Merger Sub 1 nor Merger Sub 2 have incurred, directly or indirectly, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any person. Neither Merger Sub 1 nor Merger Sub 2 directly or indirectly owns any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, limited liability company, joint venture or other business association or entity, excluding securities in any publicly traded company held for investment by Parent and comprising less than one percent of the outstanding stock of such company.

         Section 5.2 Certificate of Incorporation and Bylaws. Parent has heretofore made available to the Company a true, complete and correct copy of its articles of incorporation, as amended to date (the "Parent Charter"), and bylaws, as amended to date (the "Parent Bylaws"), and has furnished to the Company true, complete and correct copies of the certificate of incorporation of Merger Sub 1, as amended to date (the "Merger Sub 1 Charter Documents"), and the articles of incorporation of Merger Sub 2, as amended to date (the "Merger Sub 2 Charter Documents"). The Parent Charter, Merger Sub 1 Charter Documents, Merger Sub 2 Charter Documents and the charter and bylaws (or equivalent organizational documents) each as amended to date, of each of Parent's Subsidiaries (the "Parent Sub Documents") are in full force and effect. Parent is not in violation of any of the provisions of the Parent Charter or Parent Bylaws, and none of Parent's Subsidiaries is in violation of its respective Parent Sub Documents.

         Section 5.3 Capitalization.

               (a) The authorized capital stock of Parent consists of 50,000,000 shares of Parent Common Stock. As of January 1, 2005, (i) 12,556,636 shares of Parent Common Stock are issued and outstanding; (ii) 1,076,646 shares of Parent Common Stock are reserved for issuance pursuant to Parent's 2002 Nonstatutory Stock Option Plan (the "2002 Parent NSO Plan"); (iii) 90,000 shares of Parent Common Stock are reserved for issuance upon exercise of awards granted pursuant to Parent's 2000 Director Stock Option Plan (the "2000 Director Plan"); (iv) 1,324,129 shares of Parent Common Stock are reserved for issuance upon exercise of awards granted pursuant to Parent's 2000 Employee Stock Option Plan (the "2000 Employee Plan"); (v) 111,500 shares of Parent Common Stock are reserved for issuance upon exercise of awards granted pursuant to Parent's 1991 Stock Option Plan (the "1991 Plan"); (vi) 30,000 shares of Parent Common Stock are reserved for issuance upon exercise of awards granted pursuant to Parent's 1991 Director Option Plan (the "1991 Director Plan"), and (vii) 750,000 shares of Parent Common Stock are reserved for issuance pursuant to Parent's Employee Stock Purchase Plan ("Parent ESPP"). The 2002 Parent NSO Plan, the 2000 Employee Plan, the 2000 Director Plan, the 1991 Plan, and the 1991 Director Plan are collectively referred to herein as the "Parent Stock Plans". Between January 1, 2005 and the date of this Agreement, Parent has not issued any securities (including derivative securities) except for shares of Parent Common Stock issued upon exercise of stock options outstanding.

               (b) Section 5.3(b) of the Parent Disclosure Schedule sets forth a true, complete and correct list of all persons who, as of January 20, 2005 held outstanding awards to acquire shares of Parent Common Stock (the "Parent Stock Options") under the Parent Stock Plans or under any other equity incentive plan or arrangement of Parent, indicating, with respect to each Parent Stock Option then outstanding, the tax status of such option under Section 422 of the Code, the number of shares of Parent Common Stock subject to such Parent Stock Option, the name of the plan under which such Parent Stock Option was granted and the exercise price, date of grant, vesting schedule and expiration date thereof, including to the extent to which any vesting has occurred as of the date of this Agreement and whether (and to what extent) the vesting of such Parent Stock Option will be accelerated in any way by the consummation of the transactions contemplated by this Agreement or by the termination of employment or engagement or change in position of any holder thereof following or in connection with the consummation of the Acquisition Merger. Parent has made available to the Company true, complete and correct copies of all Parent Stock Plans and the forms of all stock option agreements evidencing outstanding Parent Stock Options.

               (c) Except as described in Section 5.3(a) no capital stock of the Parent or any of its Subsidiaries or any security convertible or exchangeable into or exercisable for such capital stock is issued, reserved for issuance or outstanding as of the date of this Agreement. Except as described in Section 5.3(a), there are no options, preemptive rights, warrants, calls, rights, commitments, agreements, arrangements or understandings of any kind to which Parent or any of its Subsidiaries is a party, or by which Parent or any of its Subsidiaries is bound, obligating Parent or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of Parent or any of its Subsidiaries or obligating Parent or any of its Subsidiaries to grant, extend or accelerate the vesting of or enter into any such option, warrant, call, right, commitment, agreement, arrangement or understanding. There are no shareholder agreements, voting trusts, proxies or other similar agreements, arrangements or understandings to which Parent or any of its Subsidiaries is a party, or by which it or they are bound, obligating Parent or any of its Subsidiaries with respect to any shares of capital stock of Parent or any of its Subsidiaries. There are no rights or obligations, contingent or otherwise (including rights of first refusal in favor of Parent), of Parent or any of its Subsidiaries, to repurchase, redeem or otherwise acquire any shares of capital stock of Parent or any of its Subsidiaries or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any such Subsidiary or any other entity. There are no registration rights or other similar agreements, arrangements or understandings to which Parent or any of its Subsidiaries is a party, or by which it or they are bound, obligating Parent or any of its Subsidiaries with respect to any shares of Parent Common Stock or shares of capital stock of any such Subsidiary.

               (d) All outstanding shares of Parent's capital stock are, all shares of Parent Common Stock reserved for issuance as specified above will be (upon issuance on the terms and conditions specified in the instrument pursuant to which they are issuable), and all shares of Nanometrics Delaware Common Stock to be issued in the Acquisition Merger have been or will be (when issued in accordance with this Agreement), duly authorized, validly issued, fully paid and nonassessable and not subject to, or issued in violation of, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the CCC, the DCGL, the Parent Charter, the Parent Bylaws or any agreement, arrangement or understanding to which Parent is a party or is otherwise bound. None of the outstanding shares of the Parent Common Stock have been issued in violation of any federal or state securities Laws. All of the outstanding shares of capital stock of each of Parent's Subsidiaries are duly authorized, validly issued, fully paid and nonassessable, and all such shares are owned by Parent or a Subsidiary of Parent free and clear of all Liens. The Nanometrics Delaware Common Stock to be issued in the Acquisition Merger, when issued in accordance with this Agreement, will be registered under the Securities Act of 1933, as amended (the "Securities Act") and the Exchange Act and registered or exempt from registration under any applicable state securities or "Blue Sky" Laws.

               (e) The Parent Common Stock constitutes the only class of securities of Parent or its Subsidiaries registered or required to be registered under the Exchange Act.

               (f) There are no accrued and unpaid dividends with respect to any outstanding shares of capital stock of Parent.

               (g) The authorized capital stock of Merger Sub 1 consists of 100 shares of Merger Sub 1 Common Stock, all of which are issued and outstanding and fully paid and nonassessable. All of the issued and outstanding capital stock of Merger Sub 1 is, and immediately preceding the Acquisition Merger Effective Time will be, owned by Parent, and there are (i) no other shares of capital stock or voting securities of Merger Sub 1, (ii) no securities of Merger Sub 1 convertible into or exchangeable for shares of capital stock or voting securities of Merger Sub 1 and (iii) no options or other rights to acquire from Merger Sub 1, and no obligations of Merger Sub 1 to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Merger Sub 1.

               (h) The authorized capital stock of Merger Sub 2 consists of 1,000 shares of Merger Sub 2 Common Stock, all of which are issued and outstanding and fully paid and nonassessable. All of the issued and outstanding capital stock of Merger Sub 2 is, and immediately preceding the Migratory Merger Effective Time will be, owned by Parent, and there are (i) no other shares of capital stock or voting securities of Merger Sub 2, (ii) no securities of Merger Sub 2 convertible into or exchangeable for shares of capital stock or voting securities of Merger Sub 2 and (iii) no options or other rights to acquire from Merger Sub 2, and no obligations of Merger Sub 2 to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Merger Sub 2.

         Section 5.4 Authority Relative to this Agreement; Shareholder Approval.

               (a) Subject only to the approval of the shareholders of Parent as described below, Parent has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Parent (the "Parent Board"), the Board of Directors of Merger Sub 1 and the Board of Directors of Merger Sub 2. The Parent Board has
(i) unanimously determined that this Agreement and the transactions contemplated hereby are advisable and in the best interests of the shareholders of Parent,
(ii) approved this Agreement and the Mergers and (iii) has unanimously recommended that the shareholders of Parent approve the Migratory Merger, the Acquisition Merger and the issuance of shares of Parent Common Stock in the Migratory Merger and the Acquisition Merger (the "Parent Voting Proposal"). This Agreement has been duly and validly executed and delivered by Parent, Merger Sub 1 and Merger Sub 2, and (assuming due authorization, execution and delivery by the Company) this Agreement constitutes a valid and binding obligation of Parent, Merger Sub 1 and Merger Sub 2, enforceable against Parent and Merger Sub 1 and Merger Sub 2 in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Laws now or hereafter in effect relating to creditors' rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at Law).

               (b) Except for the approval of Parent Voting Proposal by the affirmative vote of the holders of a majority of the outstanding shares of Parent Common Stock (the "Parent Shareholders Meeting" and together with the Company Shareholder Meeting, the "Merger Shareholders Meetings"), of the shareholders of Parent to consider Parent Voting Proposal (the "Requisite Parent Shareholder Approval") and the approval of the Acquisition Merger and the Migratory Merger by Parent, in its capacity as sole shareholder of Merger Sub 1 and the sole stockholder of Merger Sub 2, no other corporate proceedings on the part of Parent, Merger Sub 1 or Merger Sub 2 are necessary to approve this Agreement and to consummate the transactions contemplated hereby.

         Section 5.5 No Conflict, Required Filings and Consents.

               (a) The execution and delivery by Parent, Merger Sub 1 and Merger Sub 2 of this Agreement do not, the execution and delivery by Parent, Merger Sub 1 and Merger Sub 2 of any instrument required hereby to be executed and delivered at the Closing will not, and the performance by Parent, Merger Sub 1 and Merger Sub 2 of their respective agreements and obligations under this Agreement by Parent, Merger Sub 1 and Merger Sub 2 will not, (i) conflict with or violate the Parent Charter, the Parent Bylaws, the Merger Sub 1 Charter Documents, the Merger Sub 2 Charter Documents or any Parent Sub Documents, (ii) in any material respect, conflict with or violate any Law applicable to Parent, Merger Sub 1 or Merger Sub 2 or any Law by which Parent's properties are bound or affected, (iii) except as would not reasonably be expected to have a Parent Material Adverse Effect, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) or impair Parent's rights or alter the rights or obligations of any third party including monetary obligations under, or give to any third party any rights of termination, amendment, payment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets (including intangible assets) of Parent pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent is a party or by which Parent or its properties is bound or affected, or (iv) other than options under the Parent Stock Plans, give rise to or result in any person having, or having the right to exercise, any pre-emptive rights, rights of first refusal, rights to acquire or similar rights with respect to any capital stock of Parent or any of its assets or properties.

               (b) The execution and delivery by Parent, Merger Sub 1 and Merger Sub 2 of this Agreement do not, the execution and delivery by Parent, Merger Sub 1 and Merger Sub 2 of any instrument required hereby to be executed and delivered at the Closing will not, and the performance of the respective agreements of, and obligations under, this Agreement by Parent, Merger Sub 1 and Merger Sub 2 will not, require any consent, approval, order, license, authorization, registration, declaration or permit of, or filing with or notification to, any Governmental Entity, except (i) as may be required by the HSR Act, (ii) as may be required under any foreign antitrust or competition Law or regulation, (iii) the filing of the Registration Statement on Form S-4 (the "Registration Statement") with the SEC in accordance with the Securities Act, and the filing of the Joint Proxy Statement/Prospectus (as defined in Section 7.4) with the SEC under the Exchange Act, (iv) such clearances, consents, approvals, orders, licenses, authorizations, registrations, declarations, permits, filings and notifications as may be required under applicable U.S. federal and state or foreign securities Laws, (v) the filing of the Articles of Acquisition Merger, the Migratory Merger Certificates or other documents as required by the CCC, the DGCL and the MBCA and (vi) such other consents, approvals, orders, registrations, declarations, permits, filings or notifications which, if not obtained or made, would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

         Section 5.6 Compliance; Permits.

               (a) Parent is and has been in material compliance with and is not in material default or violation of (and has not received any notice of material non-compliance, default or violation with respect to) any Law applicable to it or by which any of its respective properties are bound or affected.

               (b) Parent holds all permits, licenses, easements, variances, exemptions, consents, certificates, authorizations, registrations, orders and other approvals from Governmental Entities that are material to the operation of its business as currently conducted (collectively, the "Parent Permits"). The Parent Permits are in full force and effect, have not been violated in any material respect and no suspension, revocation or cancellation thereof has been threatened, and to Parent's knowledge there is no action, proceeding or investigation pending or threatened, seeking the suspension, revocation or cancellation of any Parent Permits. No Parent Permit shall cease to be effective as a result of the consummation of the transactions contemplated by this Agreement, other than as would not reasonably be expected to have a Parent Material Adverse Effect.

         Section 5.7 SEC Filings; Financial Statements.

               (a) Parent has filed all forms, reports, schedules, statements and other documents, including any exhibits thereto, required to be filed by Parent since January 1, 2002 with the SEC (collectively, the "Parent SEC Reports"). The Parent SEC Reports, including all forms, reports and documents filed by Parent with the SEC after the date hereof and prior to the Acquisition Merger Effective Time, (i) were and, in the case of Parent SEC Reports filed after the date hereof, will be, prepared in all material respects in accordance with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations thereunder and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) and, in the case of such forms, reports and documents filed by Parent with the SEC after the date of this Agreement, will not as of the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Parent SEC Reports or necessary in order to make the statements in such Parent SEC Reports, in light of the circumstances under which they were made, not misleading. None of the Subsidiaries of Parent is required to file any forms, report, schedules or other documents with the SEC.

               (b) Each of the consolidated financial statements (including, in each case, any related notes and schedules) contained in the Parent SEC Reports, including any Parent SEC Reports filed between the date of this Agreement and the Closing, complied or will comply, as of its respective date, in all material respects with all applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, was or will be prepared in accordance with GAAP (except as may be indicated in the notes thereto) applied on a consistent basis throughout the periods involved and fairly presented in all material respects or will fairly present in all material respects the consolidated financial position of Parent and its consolidated Subsidiaries as of the respective dates thereof and the consolidated results of the operations and cash flows of Parent and its consolidated Subsidiaries for the periods indicated, except as otherwise explained therein and except that any unaudited interim financial statements are subject to normal and recurring year-end adjustments which have not been made and are not expected to be material in amount, individually or in the aggregate. The unaudited balance sheet and notes related thereto of Parent contained in the Parent SEC Report on Form 10-Q for the fiscal Quarter ended September 30, 2004 is referred to herein as the "Parent Balance Sheet."

               (c) The chief executive officer and chief financial officer of Parent have made all certifications required by, and would be able to make such certifications as of the date hereof and as of the Closing Date as if required to be made as of such dates pursuant to, Sections 302 and 906 of the Sarbanes-Oxley Act and any related rules and regulations promulgated by the SEC and the statements contained in any such certifications are complete and correct, and Parent is otherwise in compliance with all applicable effective provisions of the Sarbanes-Oxley Act and the applicable listing standards and corporate governance rules of the NASDAQ.

               (d) Each of the consolidated financial statements (including, in each case, any related notes and schedules) contained in the Parent SEC Reports, accurately reflects the revenues and costs relating to the Parent Material Contracts (as defined below).

         Section 5.8 Disclosure Controls and Procedures. Since December 31, 2003, Parent and each of its Subsidiaries has had in place "disclosure controls and procedures" (as defined in Rules 13a-15(e) and 15d-15(e) promulgated under the Exchange Act) reasonably designed and maintained to ensure that all information (both financial and non-financial) required to be disclosed by Parent in the reports that it files or submits to the SEC under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC and that such information is accumulated and communicated to Parent's management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the chief executive officer and chief financial officer of Parent required under the Exchange Act with respect to such reports. Parent maintains internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         Section 5.9 Absence of Certain Changes or Events. From the date of the Parent Balance Sheet, Parent has conducted its business in the ordinary course of business consistent with past practice and, since such date and through the date hereof, there has not occurred: (i) any Parent Material Adverse Effect;
(ii) any amendments to or changes in the Parent Charter or Parent Bylaws; (iii) any material damage to, destruction or loss of any asset of Parent (whether or not covered by insurance); (iv) any change by Parent in its accounting methods, principles or practices; (v) any revaluation by Parent of any of its assets, including writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business consistent with past practice; (vi) any sale of a material amount of assets (tangible or intangible) of Parent; (vii) any recalls, field notifications or field corrections with respect to products manufactured by or on behalf of Parent, or (viii) any other action or event that would have required the consent of the Company pursuant to
Section 6.2 had such action or event occurred after the date of this Agreement.

         Section 5.10 No Undisclosed Liabilities.

               (a) Except as reflected in the Parent Balance  Sheet,  Parent has no liabilities (absolute, accrued, contingent or otherwise) which are required by GAAP to be set forth on a consolidated balance sheet of Parent and its consolidated Subsidiaries or in the notes thereto, other than (i) any liabilities and obligations incurred since the date of the Parent Balance Sheet in the ordinary course of business consistent with past practice, (ii) any liabilities or obligations incurred in connection with the transactions contemplated by this Agreement and (iii) liabilities that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Parent Material Adverse Effect.

               (b) Parent is not a party to, nor has any commitment to become a party to, any joint venture, partnership agreement or any similar contract (including any contract relating to any transaction, arrangement or relationship between or among Parent or any of its Subsidiaries, on the one hand, and any unconsolidated affiliate, including any structured finance, special purpose or limited purpose entity or person, on the other hand) where the purpose or intended effect of such arrangement is to avoid disclosure of any material transaction involving Parent in the Parent's consolidated financial statements.

         Section 5.11 Absence of Litigation; Investigations. Prior to the date of this Agreement, there were no material claims, actions, suits, proceedings, governmental investigations, inquiries or subpoenas (other than challenging or otherwise arising from or relating to the Acquisition Merger or any of the other transactions contemplated by this Agreement), (a) pending against Parent or any of its properties or assets, (b) to Parent's knowledge, threatened against Parent, or any of its properties or assets or (c) whether filed or threatened, that have been settled or compromised by Parent within three years prior to the date of this Agreement and at the time of such settlement or compromise were material, which claims, actions, suits, proceedings investigations, inquiries or subpoenas referred to in clause (a) and (b) above would reasonably be expected to have a Parent Material Adverse Effect. Parent is not subject to any outstanding order, writ, injunction or decree that would reasonably be expected to be material or would reasonably be expected to prevent or delay the consummation of the transactions contemplated by this Agreement. There has not been nor are there currently any internal investigations or inquiries being conducted by Parent, the Parent Board (or any committee thereof) or any third party at the request of any of the foregoing concerning any financial, accounting, tax, conflict of interest, self-dealing, fraudulent or deceptive conduct or other misfeasance or malfeasance issues.

         Section 5.12 Agreements, Contracts and Commitments.

               (a) For purposes of this Agreement, the term "Parent Material Contracts" shall mean any note, bond, mortgage, indenture, guarantee, other evidence of indebtedness, lease, license, contract, agreement or other instrument or obligation to which Parent is a party or by which it or any of its assets is bound, and which:

                      (i) has a remaining term of more than one year from the date hereof and (A) cannot be unilaterally terminated by Parent at any time, without material penalty, within thirty (30) days of providing notice of termination, and (B) involves the payment or receipt of money in excess of $100,000 per year;

                      (ii) involves the payment or receipt of money in excess of $250,000 in any year;

                      (iii) contains covenants limiting the freedom of Parent to sell any products or services of or to any other person, engage in any line of business or compete with any person or operate at any location;

                      (iv) was made with any officer, director, Parent employee or member of the Parent Board, or any service, operating or management agreement or arrangement with respect to any of Parent's assets or properties (whether leased or owned), other than those that are terminable by Parent on no more than thirty (30) days' notice without liability or financial obligation to Parent;

                      (v) is a dealer, distributor, joint marketing or development contract under which Parent has continuing material obligations to jointly market any product, technology or service and which may not be canceled without penalty upon notice of ninety (90) days or less, or any contract pursuant to which Parent has continuing material obligations to jointly develop any Intellectual Property that will not be owned, in whole or in part, by Parent;

                      (vi) includes indemnification, guaranty or warranty other than any those contracts entered into in the ordinary course of Parent's business;

                      (vii) mortgages, indentures, guarantees, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit;

                      (viii)  settlement   agreements  under  which  Parent  has
ongoing obligations; or

                      (ix) Parent Real Property Leases.

               (b) All of the Parent Material Contracts that are required to be described in the Parent SEC Reports (or to be filed as exhibits thereto) are so described or filed and are enforceable and in full force and effect (except as such enforceability may be subject to Laws of general application relating to bankruptcy, insolvency, and the relief of debtors and rules of Law governing specific performance, injunctive relief or other equitable remedies).

               (c) As of the date of this Agreement, (i) there is no breach or violation of or default by Parent or any of its Subsidiaries under any of the Parent Material Contracts, except such breaches, violations and defaults as have been waived, and (ii) no event has occurred with respect to Parent or any of its Subsidiaries which, with notice or lapse of time or both, would constitute a breach, violation or default, or give rise to a right of termination, modification, cancellation, foreclosure, imposition of a Lien, prepayment or acceleration under any of the Parent Material Contracts, which breach, violation or default referred to in clauses (i) or (ii), would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

               (d) Section 5.12 of the Parent Disclosure Schedule contains a complete and accurate list of, and true and complete copies have been delivered or made available to the Company with respect to, all Parent Material Contracts in effect as of the date hereof other than the Parent Material Contracts which are listed as an exhibit to Parent's most recent annual report on Form 10-K or a subsequent quarterly report on Form 10-Q or as otherwise set forth on Section 5.12(a) of the Parent Disclosure Schedule.

         Section 5.13 Employee Benefit Plans, Options and Employment Agreements.

               (a) Section 5.13(a) of the Parent Disclosure Schedule sets forth a complete and accurate list of all Employee Benefit Plans maintained, or contributed to by Parent, any of its Subsidiaries or any of their respective ERISA Affiliates or to which Parent, any of its Subsidiaries or any of their respective ERISA Affiliates is obligated to contribute, or under which any of them has or may have any liability for premiums or benefits for the benefit of employees located in the United States (collectively, the "Parent Employee Plans").

               (b) With respect to each Parent Employee Plan, Parent has made available to the Company complete and accurate copies of (i) such Parent Employee Plan (or a written summary of any unwritten plan) together with all amendments, (ii) in the case of any plan for which Forms 5500 are required to be filed, the most recent annual report (Form 5500) with schedules attached, (iii) in the case of any plan that is intended to be qualified under Section 401(a) of the Code, the most recent determination letter from the Internal Revenue Service, (iv) each trust agreement, group annuity contract, administration and similar material agreements, investment management or investment advisory agreements, (v) the most recent summary plan descriptions and employee handbook, or other similar material employee communications relating to employee benefits matters, (vi) all personnel, payroll and employment manuals and policies, and
(vii) the most recent financial statements for each Parent Employee Plan that is funded.

               (c) Each Parent Employee Plan has been administered in all material respects in accordance with ERISA, the Code and all other applicable Laws and the regulations thereunder and materially in accordance with its terms and each of Parent, its Subsidiaries and their respective ERISA Affiliates have in all material respects met their obligations with respect to each Parent Employee Plan and have timely made (or timely will make) all required contributions thereto. All filings and reports as to each Parent Employee Plan required to have been submitted to the Internal Revenue Service or to the United States Department of Labor have been timely submitted. With respect to the Parent Employee Plans, no event has occurred, and, to Parent's knowledge, there exists no condition or set of circumstances in connection with which Parent, its Subsidiaries or any plan participant could be subject to any material liability (including penalties or taxes) under ERISA, the Code or any other applicable Law, nor will the negotiation or consummation of the transactions contemplated by this Agreement give rise to any such material liability.

               (d) With respect to the Parent Employee Plans, there are no material benefit obligations for which contributions have not been made or properly accrued and there are no benefit obligations which have not been accounted for by reserves, or otherwise properly footnoted in accordance with the requirements of GAAP, on the financial statements of Parent. The assets of each Parent Employee Plan which is funded are reported at their fair market value on the books and records of such Parent Employee Plan.

               (e) No Parent Employee Plan has assets that include securities issued by Parent, any of its Subsidiaries or any of their respective ERISA Affiliates.

               (f) All the Parent Employee Plans that are Qualified Plans have received determination, opinion or advisory letters from the Internal Revenue Service to the effect that such Parent Employee Plans are qualified and the plans and trusts related thereto are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, or Parent has remaining a period of time under applicable U.S. Department of the Treasury regulations or Internal Revenue Service pronouncements in which to apply for such a letter and to make any amendments necessary to obtain a favorable determination as to the qualified status of each such Qualified Plan. To Parent's knowledge, no such determination, opinion or advisory letter has been revoked and revocation has not been threatened, and no such Parent Employee Plan has been amended or operated since the date of its most recent determination letter or application therefor in any respect, and no act or omission has occurred, that would reasonably be expected to adversely affect its qualification or materially increase its cost. There has been no termination, partial termination or discontinuance of contributions to any Qualified Plan that will result in material liability to Parent. Each Parent Employee Plan which is required to satisfy Section 401(k)(3) or Section 401(m)(2) of the Code has been tested for compliance with, and satisfies in all material respects the requirements of
Section 401(k)(3) and Section 401(m)(2) of the Code, as the case may be, for each plan year ending prior to the Closing Date for which testing is required to be completed.

               (g) Neither Parent, any of its Subsidiaries nor any of their respective ERISA Affiliates has (i) ever maintained a Parent Employee Plan which was ever subject to Section 412 of the Code or Title IV of ERISA or (ii) ever been obligated to contribute to a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) that is subject to ERISA. No Parent Employee Plan is funded by, associated with or related to a "voluntary employees' beneficiary association" within the meaning of Section 501(c)(9) of the Code.

               (h) To the extent permitted by applicable Law, each Parent Employee Plan (other than the Parent Stock Plans or an employment, severance, change in control or similar agreement with an individual) is amendable and terminable unilaterally by Parent or one or more of its Subsidiaries party thereto or covered thereby at any time without material liability to Parent or any of its Subsidiaries as a result thereof, other than for benefits accrued as of the date of such amendment or termination and routine administrative costs.

               (i) Other than as required under Section 601 et seq. of ERISA, none of the Parent Employee Plans promises or provides health or other welfare benefits (excluding normal claims for benefits under the Parent's group life insurance, accidental death and dismemberment insurance and disability plans and policies) or coverage to any person following retirement or other termination of employment. Section 5.13(i) of the Parent Disclosure Schedule lists each Parent Employee Plan which provides benefits after termination of employment (other than medical benefits required to be continued under Section 4980B of the Code and part 6 of Subtitle B of Title I of ERISA) and normal claims for benefits under the Parent's group life insurance, accidental death and dismemberment insurance and disability plans and policies) and the present value of benefits accrued under each such Parent Employee Plan are fully funded, fully covered by insurance or reflected on the Parent Balance Sheet in accordance with GAAP.

               (j) There is no action, suit, proceeding, claim, arbitration, audit or investigation pending or, to Parent's knowledge, threatened, with respect to any Parent Employee Plan, other than claims for benefits in the ordinary course. No Parent Employee Plan is or within the last two calendar years has been the subject of, or has received notice that it is the subject of, examination by a government agency or a participant in a government sponsored amnesty, voluntary compliance or similar program.

               (k) To Parent's knowledge, each individual who has received compensation for the performance of services on behalf of Parent, any of its Subsidiaries or their respective ERISA Affiliates has been properly classified as an employee or independent contractor in accordance with applicable Law.

               (l) Except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, with respect to each Employee Benefit Plan maintained by Parent, any of its Subsidiaries or any of their ERISA Affiliates that covers employees outside the United States, and the books and records thereof, (i) such plan is in compliance with all applicable Laws of each applicable jurisdiction; (ii) there is no action, suit, proceeding, claim, arbitration, audit or investigation pending or, to Parent's knowledge, threatened, with respect to such plan, other than claims for benefits in the ordinary course; (iii) all liabilities with respect to such plan are set forth on a consolidated balance sheet of Parent and its Subsidiaries or in the notes thereto in accordance with GAAP; and (iv) no such plan is or within the last two calendar years has been the subject of, or has received notice that it is the subject of, an examination by a government agency or a participant in a government sponsored amnesty, voluntary compliance or similar program that has given rise to or is reasonably expected to give rise to any liability. Section 5.13(l) of the Parent Disclosure Schedule lists each country in which Parent or any of its Subsidiaries or affiliates has operations and the number of employees in each such country.

               (m) Section 5.13(m) of the Parent Disclosure Schedule sets forth a true, complete and correct list of: (i) all employment agreements with employees of Parent or any of its Subsidiaries (other than at-will offer letters that are consistent with Parent's general form and do not provide for severance payments or benefits, notice periods for termination or change of control benefits); (ii) all employees or former employees of Parent who have executed a non competition agreement with Parent; (iii) all severance agreements, programs and policies of Parent or any of its Subsidiaries with or relating to its employees, excluding programs and policies required to be maintained by Law; and

(iv) all plans, programs, agreements and other arrangements of Parent or any of its Subsidiaries pursuant to which payments (or acceleration of benefits or vesting of options or lapse of repurchase rights) may be required upon, or may become payable directly or indirectly as a result of or in connection with, the negotiation or consummation of the transactions contemplated by, or the execution of, this Agreement. True, complete and correct copies of each of the foregoing agreements to which any employee of Parent is a party have been made available to Company.

               (n) All contributions required to be made with respect to any Parent Employee Plan on or prior to the Acquisition Merger Effective Time have been or will be timely made or are reflected on the Parent Balance Sheet. There are no pending, threatened or reasonably anticipated claims by or on behalf of any Plan, by any employee or beneficiary covered under any such Parent Employee Plan, or otherwise involving any such Plan (other than routine claims for benefits).

               (o) The negotiation or consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event, (i) entitle any current or former employee or officer of Parent or any of its Subsidiaries to severance pay, or any other payment from Parent or any of its Subsidiaries or (ii) accelerate the time of payment or vesting, cause a lapse of repurchase rights or increase the amount of compensation due any such employee or officer. There is no Parent Employee Plan or other contract, agreement, plan or arrangement that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Sections 280G (determined without regard to Section 280G(b)(4) of the Code) as a result of the Mergers or 162(m) of the Code.

         Section 5.14 Labor Matters.

               (a) Parent is in  compliance  in all material  respects  with all applicable Laws respecting employment and employment practices, including, without limitation, all Laws respecting terms and conditions of employment, health and safety, wages and hours, child labor, immigration, employment discrimination, disability rights or benefits, equal opportunity, plant closures and layoffs, affirmative action, workers' compensation, labor relations, employee leave issues and unemployment insurance.

               (b) There are no personnel manuals or handbooks applicable to employees of Parent, other than those set forth in Section 5.14(b) of the Parent Disclosure Schedule, true and complete copies or written summaries of which have heretofore been provided to the Company.

               (c) There are no actions, suits, claims, grievances, investigations, or other proceedings pending or, to Parent's knowledge, threatened, between (i) Parent (and/or any of their current or former officers, directors, employees, or representatives, in their capacities as such) and (ii) any of their respective current or former employees, consultants or independent contractors, or any applicant for employment or classes of the foregoing, or any Governmental Entity, which actions, suits, claims, grievances, investigations, or other proceedings have or would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

               (d) Parent has good labor relations, and Parent and its employees, agents or representatives have not committed any unfair labor practice as defined in the National Labor Relations Act. Parent is not a party to, bound by or subject to (and none of Parent's properties or assets is bound by or subject to) any labor agreement, collective bargaining agreement, work rules or practices, or any other labor-related agreements or arrangements with any labor union, labor organization, trade union or works council. There are no labor agreements, collective bargaining agreements, work rules or practices, or any other labor-related agreements or arrangements that pertain to any of the employees of Parent, and no employees of Parent are represented by any labor union, labor organization, trade union or works council with respect to their employment with Parent.

               (e) To  Parent's  knowledge,  there are no  current  labor  union organizing activities with respect to any employees of Parent, and no labor union, labor organization, trade union, works council, or group of employees of Parent has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened in writing to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority. To the Parent's knowledge, there are no labor disputes, strikes, slowdowns, work stoppages, lockouts, or threats thereof, against or affecting Parent.

               (f) No employee of Parent (i) to Parent's knowledge, is in violation of any term of any patent disclosure agreement, non-competition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by Parent because of the nature of the business conducted or presently proposed to be conducted by Parent or relating to the use of trade secrets or proprietary information of others, or (ii) in the case of any key employee or group of key employees, has given notice as of the date of this Agreement to Parent that such employee or any employee in a group of key employees intends to terminate his or her employment with Parent.

               (g) Parent is and has been in compliance with all notice and other requirements under the Worker Adjustment and Retraining Notification Act of 1988, as amended (the "WARN Act"), and any similar foreign, state or local Law relating to plant closings and layoffs. Parent is not currently engaged in any layoffs or employment terminations sufficient in number to trigger application of the WARN Act or any similar state, local or foreign Law. Section 5.14(g) of the Parent Disclosure Schedule contains a true and complete list of the names and the sites of employment or facilities of those individuals who suffered an "employment loss" (as defined in the WARN Act) at any site of employment or facility of Parent during the 90-day period prior to the date of this Agreement. Section 5.14(g) of the Parent Disclosure Schedule shall be updated immediately prior to the Closing with respect to the 90-day period prior to the Closing.

               (h) The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in any breach or other violation of any collective bargaining agreement, employment agreement, consulting agreement or any other labor-related agreement to which Parent is a party.

         Section 5.15 Properties; Encumbrances.

               (a) Parent has good and valid title to, or a valid leasehold interest in, all the properties and assets which it purports to own or lease (real, tangible, personal and mixed), including all the properties and assets reflected in the Parent Balance Sheet (except for personal property sold since the date of the Parent Balance Sheet in the ordinary course of business consistent with past practice). All properties and assets reflected in the Parent Balance Sheet are free and clear of all Liens, except for Liens reflected on the Parent Balance Sheet and Liens for current taxes not yet due and other Liens that do not materially impair the use or operation of the property or assets subject thereto.

               (b) Section 5.15 of the Parent Disclosure Schedule sets forth a true, complete and correct list of all real property owned, leased, subleased or licensed by Parent and the location of such premises. All material real property leases, licenses or other occupancy agreements to which Parent is a party (collectively, the "Parent Real Property Leases") are either filed as exhibits to the Parent SEC Reports or complete copies thereof have been delivered to or made available to the Company. Section 5.15 of the Parent Disclosure Schedule lists all Parent Real Property Leases other than the Parent Real Property Leases which are listed as an exhibit to Parent's most recent annual report on Form 10-K or a subsequent quarterly report on Form 10-Q.

               (c) As of the date of this Agreement, (i) all Parent Real Property Leases are in full force and effect (except as such enforceability may be subject to Laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of Law governing specific performance, injunctive relief or other equitable remedies), (ii) there is no existing material default by Parent under any of the Parent Real Property Leases, except such defaults as have been waived in writing, (iii) no event has occurred with respect to Parent which, with notice or lapse of time or both, would constitute a default of any of the Parent Real Property Leases, and (iv) to the Parent's knowledge, there are no defaults of any material obligations of any party other than Parent under any Parent Real Property Lease.

         Section 5.16 Taxes.

               (a) Parent has filed with the appropriate taxing authorities all material Tax Returns required to be filed by them and all such Tax Returns are true, complete and correct in all material respects. All Taxes required to be paid by Parent have been timely paid. There are no Liens relating to or attributable to Taxes on any assets of Parent other than Liens relating to Taxes not yet due and payable. Parent has not granted any outstanding waiver of any statute of limitations with respect to, or any outstanding extension of a period for the assessment of, any Tax. The accruals and reserves for Taxes (exclusive of any accruals for "deferred taxes" or similar items that reflect timing differences between tax and financial accounting principles) reflected in the Parent Balance Sheet are adequate to cover all Taxes accruable through the date thereof (including Taxes being contested) in accordance with GAAP. All liabilities for Taxes attributable to the period commencing on the date following the date of the Parent Balance Sheet were incurred in the ordinary course of business and are consistent in type and amount with Taxes attributable to similar prior periods.

               (b) Parent has timely paid or withheld with respect to its employees all federal and state Taxes required to be paid or withheld (and have timely paid over any withheld amounts to the appropriate Taxing authority). Parent has not received any notice of any Tax deficiency outstanding, proposed or assessed against Parent. No audit or other examination of any Tax Return of Parent is presently in progress, and Parent has not received any written notice of any audit examination, deficiency, refund litigation, proposed adjustment or matter in controversy with respect to any Tax Return of Parent.

               (c) Parent is not a party to or bound by any Tax indemnity, Tax sharing or Tax allocation agreements with any entity other than Parent or any Parent Subsidiary. Except for the group of which Parent and its Subsidiaries are now currently members, Parent has never been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code. Except with respect to the group referred to in the preceding sentence, Parent is not liable for the Taxes of any person under Treasury Regulation 1.1502-6 (or any similar provision of state, local or foreign Law) as a transferee or successor, by contract or otherwise. Parent has never been a party to any joint venture, partnership or other agreement that could be treated as a partnership for Tax purposes.

               (d) To the extent requested by the Company, Parent has made available to the Company complete and correct copies of all Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by Parent with respect to all taxable years for which the statutes of limitation have not expired.

               (e) Parent has not agreed nor is it required to make any material adjustment under Section 481 of the Code by reason of a change in accounting method or otherwise prior to the Acquisition Merger Effective Time.

               (f) Parent is not, and has never been, a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

               (g) Parent has not constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section
355(a)(1)(A) of the Code) in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code (A) in the two years prior to the date of this Agreement or (B) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in connection with the Acquisition Merger.

               (h) Parent has not engaged in, or has any commitment to engage in, any transaction that is the same as or substantially similar to one of the types of transactions that the Internal Revenue Service has determined to be a tax avoidance transaction and identified by notice, regulation, or other form of published guidance as a "reportable transaction," as set forth in Treas. Reg. ss. 1.6011-4(b).

         Section 5.17 Environmental Matters.

               (a) Parent is in compliance in all material respects with federal, state, local and foreign Laws and regulations relating to Materials of Environmental Concern, or otherwise relating to Environmental Laws, and including, but not limited to, compliance with any Parent Permits or other governmental authorizations or the terms and conditions thereof and compliance with any Laws respecting the sale, distribution or labeling of products pursuant to Environmental Laws.

               (b) Parent has not received any written notice, whether from a governmental authority or otherwise, alleging any violation of or noncompliance with any Environmental Laws by Parent for which it is responsible.

               (c) There is no pending or threatened claim, action, investigation or notice by any person or entity alleging potential liability on the part of Parent or any of its Subsidiaries for investigatory, cleanup or governmental response costs, or natural resources or property damages, or personal injuries, attorney's fees or penalties relating to (i) the presence, or release into the environment, of any Materials of Environmental Concern at any location owned or operated by Parent, now or in the past, or otherwise caused by Parent or by the actions of any other party for which Parent would be liable by contract or pursuant to Environmental Laws, or (ii) any violation, or alleged violation, of any Environmental Law (collectively, "Parent Environmental Claims"), except where such Parent Environmental Claims would not have a Parent Material Adverse Effect or otherwise require disclosure in the Parent SEC Reports.

               (d) There are no past or present facts or circumstances that could reasonably be expected to form the basis of any Parent Environmental Claim against Parent or against any person or entity whose liability for any Parent Environmental Claim Parent has retained or assumed either contractually or by operation of Law, except where such Parent Environmental Claim, if made, would not have a Parent Material Adverse Effect or otherwise require disclosure in the Parent SEC Reports. Parent has made available to the Company all material third party, non privileged assessments, reports, data, results of investigations or audits that is in the possession of Parent regarding environmental matters pertaining to the environmental condition of the business of Parent, or the compliance (or noncompliance) by Parent with any Environmental Laws.

         Section 5.18 Intellectual Property.

               (a) For purposes of this Agreement, the term "Parent Registered Intellectual Property" means all Registered Intellectual Property owned by Parent or any of its Subsidiaries.

               (b) Section 5.18(b) of the Parent Disclosure Schedule sets forth as of the date hereof a true, complete and correct list of all Parent Registered Intellectual Property. All of the Parent Registered Intellectual Property is owned solely by Parent and no Registered Intellectual Property that ever was Parent Registered Intellectual Property has been disposed of by Parent in the two years preceding the date hereof.

               (c) The Parent Registered Intellectual Property, is subsisting, and has not expired or been cancelled, or abandoned.

               (d) There is no pending or, to Parent's knowledge, threatened, and at no time within the three years prior to the date of this Agreement has there been pending any, material suit, arbitration or other adversarial proceeding before any court, government agency or arbitral tribunal or in any jurisdiction alleging that any activities or conduct of Parent's business infringes or will infringe upon, violate or constitute the unauthorized use of the Intellectual Property of any third party or challenging the ownership, validity, enforceability or registrability of any Intellectual Property owned by Parent.

               (e) Parent is not a party to any settlements, covenants not to sue, consents, decrees, stipulations, judgments, or orders resulting from suits, actions or similar legal proceedings which (i) restrict Parent's rights to use any Intellectual Property owned by and material to the business of the Parent as currently conducted, (ii) restrict the conduct of the business of Parent as currently conducted in order to accommodate any third party's Intellectual Property rights, or (iii) permit third parties to use any Intellectual Property owned by and used in the business of Parent as currently conducted.

               (f) The conduct of the business of Parent as currently conducted does not infringe upon, violate or constitute the unauthorized use of any Intellectual Property rights owned by any third party.

               (g)  Parent  has  taken   reasonable   measures  to  protect  the
proprietary nature of the Intellectual Property owned by Parent that is material to the business of Parent as currently conducted.

               (h) To Parent's knowledge, no third party is misappropriating, infringing, diluting or violating any Intellectual Property owned by Parent that is material to the business of Parent as currently conducted, and no Intellectual Property misappropriation, infringement dilution or violation suits, arbitrations or other adversarial proceedings have been brought before any court, government agency or arbitral tribunal against any third party by Parent which remain unresolved.

               (i) Parent has not (i) disclosed to any third person any material confidential source code for any product currently being marketed, sold, licensed or developed by Parent (each such product, a "Parent Proprietary Product"), or (ii) made any such source code subject to any open source license, nor is Parent obligated to make the source code for such Parent Proprietary Product generally available.

               (j) Parent does not have any obligation to pay any third party any royalties or other fees in excess of $100,000 in the aggregate in calendar year 2004 or any annual period thereafter for the use of Intellectual Property and no obligation to pay such royalties or other fees in excess of $250,000 in the aggregate will result from the execution and delivery by Parent of this Agreement and the consummation of the transactions contemplated by this Agreement.

               (k) Parent is not in violation of any material license, sublicense, agreement or instrument to which Parent is party or otherwise bound under which Parent derives rights to Intellectual Property that is material to Parent's business as currently conducted, nor will the consummation by Parent of the transactions contemplated hereby result in any loss or impairment of ownership by Parent of, or the right of any of them to use, any Intellectual Property that is material to the business of Parent as currently conducted, nor, to Parent's knowledge, require the consent of any Governmental Entity or third party with respect to any such Intellectual Property.

               (l) Parent is not a party to any agreement under which a third party would be entitled to receive or expand a license or any other right to any material Intellectual Property of the Company as a result of the consummation of the transactions contemplated by this Agreement.


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



         Section 5.19 Insurance. All fire and casualty, general liability, business interruption, product liability, sprinkler and water damage insurance policies and other forms of insurance maintained by Parent have been made available to the Company. Each such policy is in full force and effect and all premiums due thereon have been paid in full. None of such policies shall terminate or lapse (or be otherwise adversely affect) by reason of the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement.

         Section 5.20 Interested Party Transactions. Since December 31, 2003, no event has occurred that would be required to be reported as a Certain
Relationship or Related Transaction pursuant to Statement of Financial Accounting Standards No. 57.

         Section 5.21 Brokers. No broker, finder or investment banker (other than Adams Harkness, Inc. whose brokerage, finder's or other fee will be paid by Parent) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or any of its Subsidiaries. Parent has furnished to the Company a complete and correct copy of all agreements between Parent and Adams Harkness, Inc. pursuant to which Adams Harkness, Inc. would be entitled to any such payment.

         Section 5.22 Opinion of Financial Advisor of Parent. The financial advisor of Parent, Adams Harkness, Inc., has delivered to Parent an opinion dated on the date of this Agreement to the effect that as of such date, the Merger Consideration is fair, from a financial point of view, to Parent. Parent has provided a true, complete and correct copy of such opinion to the Company. As of the date hereof, such opinion has not been withdrawn, revoked or modified.

         Section 5.23 Anti-Takeover Statute Not Applicable. No Takeover Statute is applicable to the Acquisition Merger or any of the other transactions contemplated by this Agreement.

                                   ARTICLE VI

                           INTERIM CONDUCT OF BUSINESS

         Section 6.1 Affirmative Covenants. Except as described in Section 6.1 of the Company Disclosure Schedule in the case of the Company, or Section 6.1 of the Parent Disclosure Schedule in the case of Parent, or to the extent the other party hereto shall otherwise consent in writing (which consent shall not be unreasonably withheld, delayed or conditioned), during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Acquisition Merger Effective Time, each party hereto shall (i) conduct its business only in, and shall not take any action except in, the


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



ordinary course and in a manner that is consistent with past practices and in compliance in all material respects with all applicable Laws, and (ii) use commercially reasonable efforts to preserve intact its business organization, keep available the services of its current officers, employees and consultants, and preserve the its present relationships with customers, suppliers, distributors and other persons with which it has significant business relations.

         Section 6.2 Restrictive Covenants. Except as described in Section 6.2 of the Company Disclosure Schedule in the case of the Company, or Section 6.2 of the Parent Disclosure Schedule in the case of Parent, or to the extent the other party hereto shall otherwise consent in writing (which consent shall not be unreasonably withheld, delayed or conditioned), during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Acquisition Merger Effective Time, neither party hereto (other than Parent taking any action in furtherance of or otherwise implementing the Migratory Merger) shall:

                      (i) amend or otherwise change its articles or certificate of incorporation, bylaws or other equivalent organizational documents;

                      (ii) issue, sell, transfer, pledge, redeem, accelerate rights under, dispose of or encumber, or authorize the issuance, sale, transfer, pledge, redemption, acceleration of rights under, disposition or encumbrance of, any shares of its capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of its capital stock, or any other ownership interest in such party, other than grants of stock options for the purchase of up to an aggregate of 50,000 shares of such party's Common Stock to employees;

                      (iii) sell, pledge, mortgage, dispose, lease, license or encumber any of its properties or assets (whether tangible or intangible), or suffer to exist any Lien thereupon other than (A) sales of assets not to exceed $100,000 in the aggregate and (B) sales, leases or licenses of the Parent Proprietary Products or Company Proprietary Products, as the case may be, in the ordinary course of business consistent with past practice;

                      (iv) (A) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock, except that a direct or indirect wholly owned Subsidiary of a party (or a Subsidiary of a party) may declare and pay a dividend to its parent, (B) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (C) purchase, repurchase, redeem or otherwise acquire, directly or indirectly, any of its securities, or any option, warrant or right to acquire any such securities, or propose to do any of the foregoing, other than pursuant to the exercise of repurchase rights with respect to unvested shares held by individuals terminating employment or service;

                      (v) acquire (by merger, consolidation or acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or division thereof or any equity interest therein;

                      (vi) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse or otherwise as an accommodation become responsible for (whether directly, contingently or otherwise), the obligations of any person for borrowed money, or make any loans or advances or capital contributions to or investments in any other person, except in the ordinary course of business and consistent with past practice;

                      (vii) (A) amend any Company Material Contract or Parent Material Contract, as the case may be, in any material respect or enter into any agreement that would be deemed to be a Company Material Contract or Parent Material Contract, as the case may be; (B) terminate, cancel or waive any right under any Company Material Contract or Parent Material Contract, as the case may be, other than in the ordinary course of business consistent with past practices, or (C) or enter into, amend or terminate any lease relating to real property;

                      (viii) (A) adopt or implement any shareholder rights plan or similar arrangement, or (B) take any action to cause any Takeover Statute to apply (or fail to take any action to prevent any Takeover Statute from applying) to this Agreement, the Company Shareholder Voting Agreements, the Parent Shareholder Voting Agreements or the transactions contemplated hereby;

                      (ix)  make  or  authorize  any  capital   expenditures  or
purchase of fixed  assets,  other than in the ordinary  course of business;

                      (x) modify its standard warranty terms for its products or amend or modify any product warranties in effect as of the date of this Agreement in any manner that is materially adverse to it, other than extensions of warranties in the ordinary course of business;

                      (xi) (A) increase the compensation payable or to become payable to its directors, officers or employees, (B) hire or promote any officer or director-level employee or appoint any director, (C) make any loan, advance or capital contribution (other than loans or advances of reasonable relocation expenses), or grant any severance or termination pay to any current or former officers or employees, or enter into or amend any Company Employee Plan or other plan, contract, agreement or arrangement that would be a Company Employee Plan in the case of the Company, or any Parent Employee Plan or other plan, contract, agreement or arrangement that would be a Parent Employee Plan in the case of Parent (provided that in connection with the Migratory Merger, Parent may adopt Employee Benefit Plans, including Stock Plans or an ESPP) (D) establish, adopt, enter into or amend any collective bargaining agreement or other plan, agreement, trust, fund, policy or arrangement for the benefit of any of its current or former directors, officers or employees (except for Parent adopting directors' and officers' liability insurance), (E) pay any discretionary bonuses to any of its officers, or (F) materially change any actuarial assumption or other assumption used to calculate funding obligations with respect to any pension or retirement plan, or change the manner in which contributions to any such plan are made or the basis on which such contributions are determined, except, in each case, as may be required by applicable Law or contractual commitments which are existing as of the date of this Agreement and listed in
Section  4.13 of the Company  Disclosure  Schedule in the case of the Company or
Section 5.13 of the Parent Disclosure Schedule in the case of Parent;

                      (xii) take any action to change accounting policies or procedures (including procedures with respect to revenue recognition, payments of accounts payable and collection of accounts receivable), change any assumption underlying, or method of calculating, any bad debt contingency or other reserve, except in each case as required under GAAP or applicable Law;

                      (xiii) make any Tax election inconsistent with past practice, change any Tax election already made, settle or compromise any federal, state, local or foreign Tax liability or agree to an extension of a statute of limitations, fail to file any Tax Return when due (or, alternatively, fail to file for available extensions) or fail to cause such Tax Returns when filed to be complete and accurate; or fail to pay any Taxes when due;

                      (xiv) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practices of liabilities reflected or reserved against in the financial statements contained in the Company SEC Reports or the Parent SEC reports, as the case may be, or incurred in the ordinary course of business and consistent with past practice;

                      (xv) fail to pay accounts payable and other obligations in the ordinary course of business;

                      (xvi) accelerate the collection of receivables or modify the payment terms of any receivables other than in the ordinary course of business consistent with past practices;

                      (xvii) sell, securitize, factor or otherwise transfer any accounts receivable;


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



                      (xviii) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization (other than as expressly provided in this Agreement);

                      (xix) (A) at any time within the 90-day period before the Acquisition Merger Effective Time, without complying fully with the notice and other requirements of the WARN Act, effectuate (1) a "plant closing" (as defined in the WARN Act) affecting any single site of employment or one or more facilities or operating units within any single site of employment of the Company or any of its Subsidiaries, or (2) a "mass layoff" (as defined in the WARN Act) at any single site of employment or one or more facilities or operating units within any single site of employment of the Company or any of its Subsidiaries; or (B) terminate or lay off employees in such numbers as to give rise to liability under any applicable Laws respecting the payment of severance pay, separation pay, termination pay, pay in lieu of notice of termination, redundancy pay, or the payment of any other compensation, premium or penalty upon termination of employment, reduction of hours, or temporary or permanent layoffs (it being understood and hereby agreed that for purposes of the WARN Act and this Agreement, the Acquisition Merger Effective Time is and shall be the same as the "effective date" within the meaning of the WARN Act);

                      (xx) take any action that would, or would reasonably be expected to, prevent or materially impair or delay its ability to consummate the transaction contemplated by the Agreement;

                      (xxi) take any action which would make any of its representations or warranties contained in this Agreement untrue or incorrect, or prevent it from performing or cause it not to perform its covenants hereunder, in each case, such that the conditions set forth in Section 8.2 would not be satisfied;

                      (xxii) authorize, take, or agree in writing or otherwise to take, any of the actions described in Section 6.2(i) through (xxi) above, inclusive.

                                  ARTICLE VII

                              ADDITIONAL AGREEMENTS

         Section 7.1 Access to Information; Notice of Certain Matters.

               (a) Subject to the terms of this Section 7.1, each of Parent and the Company shall (and shall cause its Subsidiaries and its and their respective directors, officers, employees, auditors, agents and other representatives to) afford to the other party, and its officers, employees, financial advisors, legal counsel, accountants, consultants and other representatives reasonable access during normal business hours to all of its books and records, properties, plants and personnel; provided, however, that any such access shall be conducted under the supervision of personnel of the party providing such access and in a manner that does not interfere with the normal operations of the party providing such access.


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

               (b) The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, upon any director or officer of the Company or Parent (as applicable) becoming aware of (i) any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of significant litigation involving such party or any of its Subsidiaries, and will keep the other party fully informed of such events and (ii) the occurrence, or failure to occur, of any event, that would be reasonably likely to cause any of the conditions set forth in ARTICLE VIII not to be satisfied.

               (c) Notwithstanding anything to the contrary set forth herein, nothing in this Section 7.1 shall require the Company or Parent to disclose any information that, in its sole and absolute discretion, (i) it is not legally permitted to disclose or the disclosure of which would contravene any applicable Law or binding order (including any Antitrust Law), (ii) the disclosure of which would jeopardize any attorney-client or other legal privilege, or (iii) the disclosure of which would conflict with, violate or cause a default under any existing agreement to which it is a party.

               (d) No information received pursuant to an investigation made under this Section 7.1 shall be deemed to (i) qualify, modify, amend or otherwise affect any representations, warranties, covenants or other agreements of the parties set forth in this Agreement or any certificate or other instrument delivered to other party in connection with the transactions contemplated hereby, (ii) amend or otherwise supplement the information set forth in the Company Disclosure Schedule or the Parent Disclosure Schedule, as applicable, (iii) limit or restrict the remedies available to the parties under applicable Law arising out of a breach of this Agreement, or (iv) limit or restrict the ability of either party to invoke or rely on the conditions to the obligations of the parties to consummate the transactions contemplated hereby set forth in ARTICLE VIII hereof.

               (e) Each of Parent and the Company shall (and shall cause its directors, officers, employees, auditors, agents and other representatives to) hold in confidence all non-public information acquired from the other party or the other party's representatives as a result of any investigation made under this Section 7.1 in accordance with the terms of the letter agreement, dated as of October 26, 2004, between Parent and the Company (the "Confidentiality Agreement").

         Section 7.2 No Solicitation.

               (a) Each of the Company and Parent shall and shall cause each of their respective Subsidiaries, affiliates, directors, officers, employees, agents and representatives (including any investment banker, financial advisor,


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

attorney, accountant or other representative retained by them) to (i) immediately cease any discussions or negotiations with any other parties that may be ongoing with respect to the possibility or consideration of any Acquisition Proposal (as defined below) and (ii) not release any third party from, or waive any provisions of, any confidentiality or standstill agreement to which it or any of its Subsidiaries is a party with respect to any Acquisition Proposal. Subject to the terms of this Section 7.2, neither the Company nor Parent shall, nor shall either of them authorize or permit any of their respective Subsidiaries, directors, officers, employees, agents or representatives (including any investment banker, financial advisor, attorney, accountant or other representative retained by it) to, directly or indirectly through another person, (i) solicit, initiate, facilitate or encourage (including by way of furnishing information or assistance), or take any other action designed to solicit, initiate, facilitate or encourage any inquiries with respect to or the making of any proposal that constitutes, or is reasonably likely to lead to, an Acquisition Proposal (except to disclose the existence of this provision), (ii) participate in any discussions or negotiations regarding an Acquisition Proposal (except to disclose the existence of this provision), or
(iii) enter into or execute any letter of intent, memorandum of understanding, agreement in principle, merger agreement or similar agreement constituting or relating to an Acquisition Proposal (other than a confidentiality agreement entered into in the circumstances referred to and consistent with the provisions of Section 7.2(c)). Any violation of the foregoing restrictions by any representative of a party, whether or not such representative is so authorized and whether or not such representative is purporting to act on behalf of such party or otherwise, shall be deemed to be a breach of this Agreement by such party.


               (b) Notwithstanding anything to the contrary set forth herein, in the event that the Company or Parent shall receive an unsolicited bona fide written Acquisition Proposal after the date of this Agreement and prior to its respective Merger Stockholders Meeting, the party receiving such Acquisition Proposal shall be permitted to engage in discussions and negotiations with, and provide nonpublic information or data to, the person making such Acquisition Proposal, provided that (i) the party receiving such Acquisition Proposal has entered into a confidentiality agreement with the person making such Acquisition Proposal having provisions that are no less favorable to such party than those contained in the Confidentiality Agreement, and (ii) the Board of Directors of the party receiving such Acquisition Proposal has reasonably determined in good faith (based on the advice of its outside legal counsel) that it is necessary to take such action in order to comply with its fiduciary duties under applicable Law.

               (c) Each party hereto shall notify the other parties hereto promptly (and in any event within 24 hours) after receipt of any Acquisition Proposal, or any request for nonpublic information relating to such party by any person that informs such party that it is considering making, or has made, an Acquisition Proposal, or any inquiry from any person seeking to have discussions or negotiations with such party relating to a possible Acquisition Proposal. Such notice shall be made orally and confirmed in writing, and shall indicate the identity of the person making the Acquisition Proposal, inquiry or request and the material terms and conditions of any inquiries, proposals or offers (including a copy thereof if in writing and any related documentation or correspondence). Each party hereto shall also promptly (and in any event within 24 hours) notify the other parties hereto, orally and in writing, if it enters into discussions or negotiations concerning any Acquisition Proposal or provides nonpublic information or data to any person in accordance with this Section 7.2 and shall keep the other party hereto reasonably informed of the status and terms of any such proposals, offers, discussions or negotiations on a current basis, including by providing a copy of all material documentation or correspondence relating thereto that is exchanged between such party and the person making such Acquisition Proposal.

               (d) Nothing set forth in this Section 7.2 shall prohibit any party hereto from taking and disclosing to its shareholders a position contemplated by Rule 14e-2(a) or Rule 14d-9 promulgated under the Exchange Act; provided, however, that any action taken or disclosure made pursuant to such rules shall not in any way limit or modify the effect that any action taken or disclosure made pursuant to such rules has under any other provision of this Agreement.

               (e) Nothing set forth in this Section 7.2 shall (i) permit any party hereto to terminate this Agreement (ii) affect any other obligation of the parties under this Agreement, (iii) limit either Parent's or the Company's obligation to duly call, give notice of, convene and hold its respective Merger Shareholders Meeting, (iv) relieve either Parent or the Company of its obligation to submit to a vote of its shareholders either the Company Shareholder Proposal or the Parent Shareholder Proposal, as appropriate, at its respective Merger Shareholders Meeting, or (v) permit either party hereto to submit for a vote of its respective shareholders at or prior to its respective Merger Shareholders Meeting any Acquisition Proposal other than the Parent Voting Proposal and the Company Voting Proposal, as applicable.

         Section 7.3 Board Recommendations.

               (a) Subject to the terms of this , neither the Company Board (or any committee thereof) nor the Parent Board (nor any committee thereof) shall:

                      (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to the other party, the approval or recommendation by such Board of Directors or any such committee of this Agreement or the transactions contemplated hereby (any such withdrawal, amendment, modification or proposal, a "Change of Recommendation"); or

                      (ii) adopt, approve or recommend to its shareholders that they accept, or propose publicly to adopt, approve or recommend, any Acquisition Proposal or Superior Proposal (as defined below).

               (b) Notwithstanding anything to the contrary set forth herein, each of the Company Board and the Parent Board may effect a Change of Recommendation, provided that (i) the Company or Parent, respectively, has received a Superior Proposal and such Superior Proposal has not been withdrawn at the time such action is taken, (ii) the Company Shareholders Meeting or the Parent Shareholders Meeting, respectively, has not occurred, and (iii) the Board of Directors of the party receiving such Superior Proposal reasonably determines in good faith (based on the advice of its outside legal counsel) that it is necessary to take such action in order to comply with its fiduciary duties under applicable Law, and (iv) the party hereto receiving such Superior Proposal has provided the other party hereto five (5) business days prior written notice that its Board of Directors intends to take such action, specifying the material terms and conditions of such Superior Proposal (and providing a written copy thereof) and identifying the person or persons making such Superior Proposal.

               (c) In the event that, during the foregoing five-day period, the party hereto that has received the foregoing notice shall make a counterproposal to the party hereto that is proposing to effect a Change of Recommendation, the party that is proposing to take such action shall consider and cause its financial and legal advisors to negotiate on its behalf in good faith with respect to the terms of such counterproposal.

               (d) Nothing set forth in this Section 7.3 shall prohibit either party hereto from taking and disclosing to its shareholders a position contemplated by Rule 14e-2(a) or Rule 14d-9 promulgated under the Exchange Act; provided, however, that any action taken or disclosure made pursuant to such rules shall not in any way limit or modify the effect that any action taken or disclosure made pursuant to such rules has under any other provision of this Agreement.

               (e) Nothing set forth in this Section 7.3 shall (i) permit either party hereto to terminate this Agreement (ii) affect any other obligation of the parties under this Agreement, (iii) limit either party's obligation to duly call, give notice of, convene and hold its respective Merger Shareholders Meeting, (iv) relieve either party hereto of its obligation to submit to a vote of its shareholders the Company Shareholder Proposal or the Parent Shareholder Proposal, as appropriate, at its respective Merger Shareholders Meeting, or (v) permit either party hereto to submit for a vote of its respective shareholders at or prior to its respective Merger Shareholders Meeting any Acquisition Proposal other than the Parent Voting Proposal and the Company Voting Proposal, as applicable.

         Section 7.4 Joint Proxy Statement/Prospectus; Registration Statement.


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

               (a) As promptly as practicable after execution of this Agreement, Parent and the Company shall cooperate with each other regarding, and shall prepare and file with the SEC, the Joint Proxy Statement/Prospectus (as amended or supplemented, the "Joint Proxy Statement/Prospectus") to be sent to the shareholders of the Company in connection with the Company Shareholders Meeting and to the shareholders of Parent in connection with the Parent Shareholders Meeting, and Parent shall prepare and file with the SEC the Registration Statement (in which the Joint Proxy Statement/Prospectus will be included). The Company and Parent shall use reasonable best efforts to cause the Registration Statement to become effective as soon as practicable thereafter.

               (b) Without limiting the generality of the foregoing, each of the Company and Parent shall cause its respective representatives to fully cooperate with the other parties and its respective representatives in the preparation of the Joint Proxy Statement/Prospectus and the Registration Statement, and shall, upon request, furnish the other parties with all information concerning it and its Affiliates as the other may deem reasonably necessary or advisable in connection with the preparation of the Joint Proxy Statement/Prospectus and the Registration Statement. Parent or Nanometrics Delaware, as appropriate, shall use reasonable efforts to take all actions required under any applicable federal or state securities or Blue Sky Laws in connection with the issuance of shares of Nanometrics Delaware Parent Common Stock pursuant to the Acquisition Merger. As promptly as practicable after the Registration Statement becomes effective, Parent and the Company shall cause the Joint Proxy Statement/Prospectus to be mailed to their respective shareholders.

               (c) The information supplied or to be supplied by either Parent or the Company for inclusion in the Registration Statement shall not at the time the Registration Statement is filed with the SEC or declared effective by the
SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The information supplied or to be supplied by either party for inclusion or incorporation by reference in the Joint Proxy Statement/Prospectus to be sent to the shareholders of such party in connection with the respective Merger Shareholders Meeting, or to be included or supplied by or on behalf of either Parent or the Company for inclusion in any filing pursuant to Rule 165 and Rule 425 under the Securities Act or Rule 14a-12 under the Exchange Act (each, a "Regulation M-A Filing") shall not, on the date the Joint Proxy Statement/Prospectus (or any amendment thereof or supplement thereto) is first mailed to shareholders or at the time of the Company Shareholders Meeting or at the time any Regulation M-A Filing is filed with the SEC or as of the Acquisition Merger Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made therein not false or misleading; or omit to state any material fact necessary to correct any


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statement  in any earlier  communication  with  respect to the  solicitation  of
proxies  for  the  Merger  Shareholders   Meeting  which  has  become  false  or
misleading. The Proxy Statement/Prospectus shall comply in all material respects as to form and substance with the requirements of the Securities Act, the Exchange Act and the rules and regulations thereunder.

               (d) Without limiting the generality of the foregoing, prior to the Acquisition Merger Effective Time (i) the Company and Parent shall notify each other as promptly as practicable upon becoming aware of any event or circumstance which should be described in an amendment of, or supplement to, the Joint Proxy Statement/Prospectus or the Registration Statement, and (ii) the Company and Parent (or Nanometrics Delaware as the case may be) shall each notify the other as promptly as practicable after the receipt by it of any written or oral comments of the SEC on, or of any written or oral request by the SEC for amendments or supplements to, the Joint Proxy Statement/Prospectus or the Registration Statement, and shall promptly supply the other with copies of all correspondence between it or any of its Representatives and the SEC with respect to any of the foregoing filings.

               (e) The Company and Parent shall make any necessary filing with respect to the Acquisition Merger under the Securities Act and the Exchange Act and the rules and regulations thereunder.

         Section 7.5 Merger Shareholders Meetings.

         (a) Each party acting through its respective Board of Directors, shall take all actions in accordance with applicable Law, the rules of NASDAQ, in the case of the Company, the Company Charter and the Company Bylaws and, in the case of Parent, the Parent Charter and the Parent Bylaws, to promptly and duly call, give notice of, convene and hold as promptly as practicable, and in any event within forty-five (45) days after the declaration of effectiveness of the Registration Statement, its respective Merger Shareholders Meeting for the purpose of considering and voting upon, in the case of the Company, the approval of the Company Voting Proposal and, in the case of Parent, the approval of the Parent Voting Proposal. Each of the Company and Parent shall use their respective reasonable best efforts to hold the Company Shareholders Meeting and the Parent Shareholders Meeting on the same day and at the same time as the other Merger Shareholders Meeting.

         (b) Subject to Section 7.3, to the fullest extent permitted by applicable Law, (i) in the case of the Company, the Company Board shall recommend approval of the Company Voting Proposal by the shareholders of the Company at the Company Shareholders Meeting and include such recommendation in the Joint Proxy Statement/Prospectus, and (ii) in the case of Parent, the Parent Board shall recommend approval of the Parent Voting Proposal by the shareholders of Parent at the Parent Shareholders Meeting and include such recommendation in


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the Joint Proxy  Statement/Prospectus.  Unless the Board of  Directors of either party, or any committee thereof, shall effect a Change of Recommendation in accordance with Section 7.3, each of the Company and Parent shall use its reasonable best efforts to solicit from its shareholders proxies in favor of the Company Voting Proposal or the Parent Voting Proposal, respectively, and to secure the Requisite Company Shareholder Approval and the Requisite Parent Shareholder Approval, respectively.

               (c) The Company shall submit the Company  Voting  Proposal to its shareholders at the Company Shareholders Meeting for the purpose of acting upon such proposal whether or not (i) the Company Board at any time subsequent to the date of this Agreement effects a Change of Recommendation or (ii) any actual, potential or purported Acquisition Proposal or Superior Proposal has been commenced, disclosed, announced or submitted to the Company. Parent shall submit the Parent Voting Proposal to its shareholders at the Parent Shareholders Meeting for the purpose of acting upon such proposal whether or not (A) the Parent Board at any time subsequent to the date of this Agreement effects a Change of Recommendation, or (B) any actual, potential or purported Acquisition Proposal or Superior Proposal has been commenced, disclosed, announced or submitted to Parent. Each of the Company and Parent shall use reasonable best efforts to ensure that all proxies solicited in connection with its Merger Shareholders Meetings are solicited, in compliance with the NASDAQ, in the case of the Company, the MBCA, the Company Charter and the Company Bylaws and, in the case of Parent, the CCC, the Parent Charter and the Parent Bylaws, and all other applicable legal requirements. Notwithstanding anything to the contrary contained in this Agreement, each of the Company or Parent, after consultation with the other, may adjourn or postpone its respective Merger Shareholders Meeting to the extent necessary to ensure that any required supplement or amendment to the Joint Proxy Statement/Prospectus is provided to its respective shareholders or, if as of the time for which the applicable Merger Shareholders Meeting is originally scheduled (as set forth in the Joint Proxy Statement/Prospectus), there are insufficient shares of, in the case of the Company, Company Common Stock and, in the case of Parent, Parent Common Stock, represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the respective Merger Shareholders Meeting.

               (d) Following the Merger Shareholders Meetings and at or prior to the Closing, each of the Company and Parent shall deliver to the Corporate Secretary of the other party a certificate setting forth the voting results from the respective Merger Shareholders Meeting.

         Section 7.6 Reasonable Best Efforts to Complete.

               (a) Subject to the terms and conditions of this Agreement, each of Parent and the Company shall cooperate fully with the other and use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner possible, the Acquisition Merger and the other transactions contemplated hereby, including by (i) obtaining (and


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cooperating with the other in obtaining) any clearance, consent,  authorization, order or approval of, or any exemption by, any Governmental Entity required to be obtained or made by Parent or the Company in connection with the Acquisition Merger, and making any and all registrations and filings that may be necessary or advisable to obtain the approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, including all filings required by the HSR Act and any other applicable Antitrust Laws, (ii) obtaining all necessary consents, waivers and approvals under any of the Parent Material Contracts, Company Material Contracts and Company Real Property Leases in connection with the Acquisition Merger, (iii) authorizing for listing on the NASDAQ, upon official notice of issuance, the shares of Nanometrics Delaware Common Stock to be issued in the Acquisition Merger, (iv) reserving for issuance the shares of Parent Common Stock issuable upon the exercise of all Assumed Options, (v) defending any Lawsuit or other proceeding, whether brought by a Governmental Entity or other third party, seeking to challenge this Agreement or the transactions contemplated hereby, including by seeking to have lifted or rescinded any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby, and (vi) executing any certificates, instruments or other documents that are necessary to consummate and make effective the transactions contemplated hereby and to fully carry out the purposes and intent of this Agreement.

               (b) Each of the Company and Parent shall keep the other reasonably informed of the status of their respective efforts to consummate the transactions contemplated hereby, including by (i) promptly notifying the other of, and if in writing, furnishing the other with copies of (or, in the case of material oral communications, advising the other orally of) any communications from or with any Governmental Entity (whether domestic, foreign or supranational) with respect to the transactions contemplated hereby, (ii) permitting the other to review and discuss in advance, and consider in good faith the views of the other in connection with, any proposed written (or any material proposed oral) communication with any such Governmental Entity, (iii) not participating in any meeting with any such Governmental Entity unless it consults with the other in advance and to the extent permitted by such Governmental Entity gives the other the opportunity to attend and participate thereat, (iv) furnishing the other with copies of all correspondence, filings and communications between it and any such Governmental Entity with respect to this Agreement and the transactions contemplated hereby, and (v) furnishing the other with such necessary information and reasonable assistance as each of them may reasonably request in connection with its preparation of necessary filings or submissions of information to any such Governmental Entity. Each of the Company and Parent may, as each deems advisable and necessary, reasonably designate any competitively sensitive material provided to the other under this
Section 7.6 as outside "counsel only" and, in such event, such material and the information contained therein shall be given only to the outside legal counsel of the recipient and shall not be disclosed by such counsel to non-legal directors, officers, employees or other advisors or representatives of the recipient unless express permission is obtained in advance from the source of the materials or its legal counsel.


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

               (c)  Notwithstanding  anything to the  contrary set forth in this
Section 7.6 or elsewhere in this Agreement, neither Parent nor any of its affiliates shall be required to (i) sell or dispose of or hold separately (through a trust or otherwise) any assets or businesses or interests in any assets or businesses of Parent, the Company or their respective affiliates or make any other change in any portion of the businesses of the Company or Parent or incur any other limitation on the conduct of the businesses of the Company or Parent to obtain such clearances, consents, authorizations, orders, approvals and exemptions or agree to do, or submit to orders providing for, any of the foregoing, in each case whether before or after the Acquisition Merger Effective Time, or (ii) if any governmental body that has the authority to enforce any Antitrust Law seeks, or authorizes its staff to seek, a preliminary injunction or restraining order to enjoin consummation of the Acquisition Merger, take or agree to take any action which Parent reasonably believes would be prohibited or restricted under such preliminary injunction or restraining order.

               (d) In case at any time after the Acquisition Merger Effective Time any further action is necessary to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the Acquisition Merger, the proper officers and directors of each party hereto shall take all such necessary action as may be reasonably requested by Nanometrics Delaware to achieve such intent.

         Section 7.7 Public Announcements. Parent and the Company shall consult with each other before issuing any press release or making any public statement with respect to this Agreement and the transactions contemplated hereby and shall not issue any such press release or make any such public statement without the prior written consent of the other party, which shall not be unreasonably withheld, delayed or conditioned; provided, however, that a party may, without the prior consent of the other party, issue such press release or make such public statement as may upon consultation with outside counsel be required by applicable Law or the rules and regulations of the NASDAQ if it has used all reasonable best efforts to consult with the other party prior thereto regarding the timing, scope and content of any such press release or public statement, and provided, further, no such consultation shall be required to make any disclosure or otherwise take any action expressly permitted by Section 7.3.


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

         Section 7.8 Company Employee Benefits; Company 401(k) Plan.

               (a) From and after the Acquisition Merger Effective Time, Parent will, or will cause the Surviving Corporation to, recognize the prior service with the Company or its Subsidiaries of each employee of the Company or its Subsidiaries as of the Acquisition Merger Effective Time (the "Company Employees") in connection with all employee benefit plans, programs or policies (including vacation) of Parent or its affiliates in which Company Employees are eligible to participate following the Acquisition Merger Effective Time, for purposes of eligibility, vesting and levels of vacation and severance benefits (but not for purposes of benefit accruals or benefit amounts under any defined benefit pension plan or to the extent that such recognition would result in duplication of benefits).

               (b) Prior to the Acquisition Merger Effective Time, the Company shall take such actions as Parent may reasonably request so as to enable the Surviving Corporation to effect such actions relating to the Company 401(k) Plan (the "401(k) Plan") as Parent may deem necessary or appropriate (after reasonable consultation with the Company), including terminating the 401(k) Plan prior to the Acquisition Merger Effective Time.

         Section 7.9 Company Stock Plans.

               (a) At the Acquisition Merger Effective Time, Nanometrics Delaware shall assume the rights and obligations of the Company with respect to the Company Stock Plans as well as the duties of the Company with respect to the administration of such plans such that Nanometrics Delaware may operate the Company Stock Plans.

               (b) At the Acquisition Merger Effective Time, each Company Stock Option that is outstanding immediately prior to the Acquisition Merger Effective Time, whether or not then vested or exercisable (each, an "Assumed Option"), shall be assumed by Nanometrics Delaware. Each such Assumed Option shall continue to have, and be subject to, the same terms and conditions as are in effect immediately prior to the Acquisition Merger Effective Time, except that
(i) such Assumed Option shall be exercisable for that number of whole shares of Nanometrics Delaware Common Stock equal to the product (rounded down to the next whole number of shares of Nanometrics Delaware Common Stock) of the number of shares of Company Common Stock that were issuable upon exercise of such Assumed Option immediately prior to the Acquisition Merger Effective Time and the Exchange Ratio, and (ii) the per share exercise price for the shares of Nanometrics Delaware Common Stock issuable upon exercise of such Assumed Option shall be equal to the quotient (rounded up to the next whole cent) obtained by


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

dividing the exercise price per share of Company Common Stock at which such Assumed Option was exercisable immediately prior to the Acquisition Merger Effective Time by the Exchange Ratio. It is the intention of the parties that each Assumed Option that qualified as an incentive stock option (as defined in Section 422 of the Code) shall continue to so qualify, to the maximum extent permissible, following the Acquisition Merger Effective Time.

               (c) If and to the extent necessary or required by the terms of any of the Company Stock Plans or any Company Stock Option, the Company shall, prior to the Acquisition Merger Effective Time, (i) obtain any consents from holders of Company Stock Options and (ii) amend the terms of its equity incentive plans or arrangements, to give effect to the provisions of Section 7.9(b). The Company shall take no action, other than those actions contemplated by this Agreement, that will cause or result in the accelerated vesting of the Assumed Options.

               (d) Except as otherwise requested by Parent subject to the last sentence of this Section (d), prior to the Acquisition Merger Effective Time, the Company shall take all necessary and appropriate actions requested by Parent so that all outstanding purchase rights under the Company ESPP shall automatically be exercised, in accordance with the terms of the Company ESPP, prior to the Acquisition Merger Effective Time, and the shares of Company Common Stock purchased under those exercised rights shall at the Acquisition Merger Effective Time be cancelled and converted into the right to receive shares of Nanometrics Delaware Common Stock pursuant to Section 2.6(a) of this Agreement. Except as otherwise requested by Parent subject to the last sentence of this Section (d), prior to the Acquisition Merger Effective Time, the Company shall take all necessary and appropriate actions so that the Company ESPP shall terminate immediately prior to the Acquisition Merger Effective Time, and no further purchase rights shall be granted under the Company ESPP. Prior to the Acquisition Merger Effective Time, the Company shall take all necessary and appropriate actions requested by Parent so that all outstanding purchase rights under the Company ESPP and the Company ESPP itself shall be treated in the manner requested by Parent as long as such actions may be taken pursuant to the Company ESPP.

               (e) As soon as practicable following the Acquisition Merger Effective Time, but in any event within fifteen (15) business days thereafter (to the extent Parent or Nanometrics Delaware, as appropriate, have received the most recent copies of the relevant Company Stock Plans), Nanometrics Delaware shall prepare and file with the SEC a registration statement on Form S-8 covering the shares of Nanometrics Delaware Common Stock issuable pursuant to the outstanding Assumed Options, Nanometrics Delaware shall cause the same to become effective, and Parent shall take such further actions as may be reasonably necessary to cover under such registration statement shares of Parent Common Stock held by those persons eligible immediately prior to the Closing Date pursuant to the 1995 Director Plan.


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

         Section 7.10 Indemnification and Insurance.

               (a) For six (6) years after the Acquisition Merger Effective Time, Nanometrics Delaware shall, and shall cause the Surviving Corporation and its Subsidiaries to, honor and fulfill in all respects the obligations of the Company and its Subsidiaries under any and all indemnification agreements in effect immediately prior to the Acquisition Merger Effective Time between the Company or any of its Subsidiaries and any of its current or former directors and officers and any person who becomes a director or officer of the Company or any of its Subsidiaries prior to the Acquisition Merger Effective Time (the "Indemnified Parties"). In addition, for a period of six (6) years following the Acquisition Merger Effective Time, Parent shall (and shall cause the Surviving Corporation and its Subsidiaries to) cause the certificate or articles of incorporation and bylaws (and other similar organizational documents) of the Surviving Corporation and its Subsidiaries to contain provisions with respect to indemnification and exculpation that are at least as favorable as the indemnification and exculpation provisions contained in the certificate or articles of incorporation and bylaws (or other similar organizational documents) of the Company and its Subsidiaries immediately prior to the Acquisition Merger Effective Time, and during such six-year period, such provisions shall not be amended, repealed or otherwise modified in any respect, except as required by Law.

               (b) For a period of six (6) years after the Acquisition Merger Effective Time, Nanometrics Delaware and the Surviving Corporation shall cause to be maintained in effect the existing policy of the Company's directors' and officers' and fiduciary liability insurance (the "D&O Policy") covering claims arising from facts or events that occurred at or prior to the Acquisition Merger Effective Time (including for acts or omissions occurring in connection with this Agreement and the consummation of the transactions contemplated hereby, to the extent that such acts or omissions are covered by the D&O Policy) and covering each Indemnified Party who is covered as of the Acquisition Merger Effective Time by the D&O Policy on terms with respect to coverage and amounts that are no less favorable than those terms in effect on the date hereof; provided, however, that in no event shall Nanometrics Delaware or the Surviving Corporation be required to expend in any one year an amount in excess of 200% of the current annual premium paid by the Company (which annual premium is set forth on Schedule 6.11(b) of the Company Disclosure Schedule) for such insurance (such 200% amount, the "Maximum Annual Premium"); and provided, further, that if the annual premiums of such insurance coverage exceed such amount, Nanometrics Delaware and the Surviving Corporation shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding the Maximum Annual Premium. Notwithstanding anything in this Section 7.10 to the contrary, Parent may fulfill its (and Surviving Corporation's) obligations under this Section 7.10(b) by purchasing a D&O Policy or a "tail" policy under the Company's existing D&O Policy, in either case which (i) has an effective term of six (6) years from the Acquisition Merger Effective Time, (ii) covers only those persons who are currently covered by the Company's directors' and officers' insurance


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

policy in effect as of the date hereof and only for actions and omissions occurring on or prior to the Acquisition Merger Effective Time, (iii) contains terms with respect to coverage and amounts that are no less favorable than those terms in the Company's D&O Policy on the date hereof.

               (c) The obligations under this Section 7.10 shall not be terminated, amended or otherwise modified in such a manner as to adversely affect any Indemnified Party (or any other person who is a beneficiary under the D&O Policy or the "tail" policy referred to in paragraph (b) above (and their heirs and representatives)) without the prior written consent of such affected Indemnified Party or other person who is a beneficiary under the D&O Policy or the "tail" policy referred to in paragraph (b) above (and their heirs and representatives). Each of the Indemnified Parties or other persons who are beneficiaries under the D&O Policy or the "tail" policy referred to in paragraph
(b) above (and their heirs and representatives) are intended to be third party beneficiaries of this Section 7.10, with full rights of enforcement as if a party thereto. The rights of the Indemnified Parties (and other persons who are beneficiaries under the D&O Policy or the "tail" policy referred to in paragraph
(b) above (and their heirs and representatives)) under this Section 7.10 shall be in addition to, and not in substitution for, any other rights that such persons may have under the certificate or articles of incorporation, bylaws or other equivalent organizational documents, any and all indemnification agreements of or entered into by the Company or any of its Subsidiaries, or applicable Law (whether at Law or in equity).

               (d) In the event that Nanometrics Delaware, Surviving Corporation or any of their Subsidiaries (or any of their respective successors or assigns) shall consolidate or merge with any other person and shall not be the continuing or surviving corporation or entity in such consolidation or merger, or transfers at least 50% of its properties and assets to any other person, then in each case proper provision shall be made so that the continuing or surviving corporation or entity (or its successors or assigns, if applicable), or transferee of such assets, as the case may be, shall assume the obligations set forth in this
Section 7.10.

               (e)  Prior  to  or  concurrently  with  the  Acquisition   Merger
Effective Time, Nanometrics Delaware shall cause to be in effect at the Acquisition Merger Effective Time a policy of directors' and officers' liability insurance covering claims arising from facts or events that occur after the Acquisition Merger Effective Time for not less than $15 million in coverage.

         Section 7.11 Company Affiliates. Section 7.11 of the Company Schedule contains a complete and accurate list of those persons who may be deemed to be, in the Company's reasonable judgment, affiliates of the Company within the meaning of Rule 145 promulgated under the Securities Act (each, a "Company Affiliate" and collectively, the "Company Affiliates"). The Company shall provide Parent with such information and documents as Parent reasonably requests


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for purposes of  reviewing  and  evaluating  the  foregoing  schedule of Company
Affiliates. Parent will be entitled to place appropriate legends on the certificates evidencing any Nanometrics Delaware Common Stock to be issued to a Company Affiliate pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the Nanometrics Delaware Common Stock.

         Section 7.12 Tax Matters. None of Nanometrics Delaware, Parent, Merger Sub 1 or the Company shall, nor shall they permit any of their respective Subsidiaries to, take any action prior to or following the Closing that would reasonably be expected to cause either of the Mergers to fail to qualify as reorganizations within the meaning of Section 368(a) of the Code. Officers of each of Parent (or Nanometrics Delaware, as applicable), Merger Sub 1 and the Company shall execute and deliver to WSGR, counsel to Parent, and to Fredrikson & Byron, P.A., counsel to the Company, certificates containing appropriate representations of Parent (or Nanometrics Delaware, as applicable), Merger Sub 1 and the Company at such time or times as may be reasonably requested by such Law firms, including the effective date of the Registration and the Acquisition Merger Effective Time, in connection with their respective deliveries of opinions with respect to the Tax treatment of the Acquisition Merger.

         Section 7.13 Takeover Statutes. Notwithstanding any other provision in this Agreement, in no event shall the approval of the Acquisition Merger and this Agreement by the Company Board under Section 302A.673of the MBCA be withdrawn, revoked or modified by the Company Board. If any Takeover Statute is or may become applicable to the Acquisition Merger or any of the other transactions contemplated by this Agreement, the Company and the Company Board, or Parent and the Parent Board, as applicable, shall promptly grant such
approvals  and  take  such  Lawful   actions  as  are  necessary  so  that  such
transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement or the Acquisition Merger, as the case may be, and otherwise take such Lawful actions to eliminate or minimize the effects of such statute, and any regulations promulgated thereunder, on such transactions.

         Section 7.14 Section 16 Matters. Prior to the Acquisition Merger Effective Time, each of the Company and Parent shall take all such steps as may be required (to the extent permitted under applicable Law) to cause any dispositions of Company Common Stock or acquisitions of Parent Common Stock (including, in each case, derivative securities) resulting from the transactions contemplated hereby by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.

         Section 7.15 Directorships. Effective as of the Acquisition Merger Effective Time, the Board of Directors of Nanometrics Delaware shall be expanded to seven (7) members, consisting of three individuals that prior to the Acquisition Merger Effective Time served as directors of the Company (each, a "Company Director"); three individuals that prior to the Migratory Merger Effective Time served as directors of Parent (each, a "Parent Director"); and


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

one individual acceptable to both Parent and the Company (the "Independent Director"). The organizational documents of Nanometrics Delaware shall provide for three classes of directors and staggered election of directors consistent with the following. Classes I and II shall each consist of one Company Director and one Parent Director. Class III shall consist of one Company Director, one Parent Director and the Independent Director. Class I directors shall serve for an initial term of one year and shall thereafter be elected to three year terms. Class II directors shall serve for an initial term of two years and shall thereafter be elected to three year terms. Class III Directors shall serve for an initial term of three years and thereafter be elected to three year terms.

                                  ARTICLE VIII

                      CONDITIONS TO THE ACQUISITION MERGER

         Section 8.1 Conditions to Obligations of Each Party to Effect the Acquisition Merger. The obligation of Parent to effect the Migratory Merger and the Acquisition Merger, and the obligation of the Company to effect the Acquisition Merger, shall be subject to the satisfaction at or prior to the Closing of the following conditions:

               (a) Effectiveness of the Registration Statement. The Registration Statement shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose and no similar proceeding in respect of the Joint Proxy Statement/Prospectus shall have been initiated or threatened in writing by the SEC.

               (b) Shareholder Approval. The Requisite Company Shareholder Approval and the Requisite Parent Shareholder Approval shall have been obtained.

               (c) Antitrust Approvals. All necessary waiting periods (and all extensions thereof) applicable to the Acquisition Merger under the Antitrust Laws shall have terminated or expired, and all clearances, consents, approvals, orders and authorizations necessary for the consummation of the Acquisition Merger under the Antitrust Laws shall have been received.

               (d) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Acquisition Merger shall be in effect.


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

               (e) No Illegality. No statute, rule, regulation or order shall be enacted, entered, enforced or deemed applicable to the Acquisition Merger by a governmental authority of competent jurisdiction that makes the consummation of the Acquisition Merger illegal.

               (f) NASDAQ Listing. The shares of Nanometrics Delaware Common Stock issuable in the Acquisition Merger shall have been authorized for listing on the NASDAQ.

               (g) Tax Opinions. Nanometrics Delaware and the Company shall have received an opinion of WSGR, and Fredrikson & Byron, P.A., respectively, dated as of the Acquisition Merger Effective Time, to the effect that the Acquisition Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code; provided, however, that if (i) Fredrikson & Byron, P.A., fails to render such opinion, this condition shall nonetheless be deemed to be satisfied with respect to the Company if WSGR renders such opinion to the Company and (ii) if WSGR fails to render such opinion, this condition shall nonetheless be deemed to be satisfied with respect to Nanometrics Delaware if Fredrikson & Byron, P.A., renders such opinion to Nanometrics Delaware. The issuance of such opinions shall be conditioned upon the receipt by such counsel of customary representation letters from each of Parent (or Nanometrics Delaware, as applicable), Merger Sub 1 and the Company, in each case, in form and substance reasonably satisfactory to such counsel. Each such representation letter shall be dated on or before the date of such opinion and shall not have been withdrawn or modified in any material respect.

         Section 8.2 Additional Conditions to Obligations of Parent and Merger Sub 1 to Effect the Acquisition Merger. The obligations of Parent and Merger Sub 1 to effect the Migratory Merger and the Acquisition Merger are also subject to the fulfillment on or prior to the Closing of the following additional conditions (each of which may be waived by Parent and Merger Sub 1 in whole or in part at any time prior to the Closing):

               (a) Representations and Warranties. Each of the representations and warranties of the Company contained in this Agreement shall be true and correct (without giving effect to any qualification as to materiality or Company Material Adverse Effect contained in any specific representation or warranty), as of the date of this Agreement and as of the Closing Date, except (i) for changes contemplated or permitted by this Agreement, (ii) that the accuracy of representations and warranties that by their terms speak as of another date will be determined as of such date and (iii) where any failures of any such representations and warranties to be true and correct would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; and Parent shall have received a certificate of the Company signed on behalf of the Company by the chief executive officer and chief financial officer of the Company to such effect.


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

               (b) Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date; and Parent shall have received a certificate of the Company signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

               (c) No Company Material Adverse Effect. No Company Material Adverse Effect shall have occurred since the date hereof.

         Section 8.3 Additional Conditions to Obligation of the Company to Effect the Acquisition Merger. The obligation of the Company to effect the Acquisition Merger is also subject to the fulfillment at or prior to the Closing of the following additional conditions (each of which may be waived by the Company in whole or in part at any time prior to the Closing):

               (a) Representations and Warranties. Each of the representations and warranties of Parent contained in this Agreement shall be true and correct (without giving effect to any qualification as to materiality or Parent Material Adverse Effect contained in any specific representation or warranty), as of the date of this Agreement and as of the Closing Date, except (i) for changes contemplated or permitted by this Agreement, including the Migratory Merger,
(ii) that the accuracy of representations and warranties that by their terms speak as of another date will be determined as of such date and (iii) where any failures of any such representations and warranties to be true and correct would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect; and the Company shall have received a certificate of Parent signed on behalf of Parent by the chief executive officer and chief financial officer of Parent to such effect.

               (b) Agreements and Covenants. Parent shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date; and the Company shall have received a certificate of Parent signed on behalf of Parent by the chief executive officer and the chief financial officer of Parent to such effect.

               (c) No Parent Material Adverse Effect. No Parent Material Adverse Effect shall have occurred since the date hereof and be continuing.


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

         Section 8.4 Migratory Merger Not Condition to Acquisition Merger. The parties hereto expressly agree that the failure of Parent and Merger Sub 2 to consummate the Migratory Merger at or prior to the Closing shall not be a condition to the obligations of Parent, Merger Sub 1 or the Company to effect the Acquisition Merger and shall not in any way restrict, limit, qualify or otherwise affect the obligations of Parent, Merger Sub 1 and the Company to consummate the Acquisition Merger in accordance with the terms of this Agreement.

                                   ARTICLE IX

                                   TERMINATION

         Section 9.1 Termination. This Agreement may be terminated at any time prior to the Acquisition Merger Effective Time, notwithstanding approval thereof by the shareholders of the Company and/or Parent:

               (a) by mutual written consent duly authorized by the Company Board and the Parent Board (or the Board of Directors of Nanometrics Delaware as the case may be);

               (b) by either Parent or the Company, if the Acquisition Merger shall not have been consummated by September 30, 2005 (the "Outside Date"); provided, however, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to any party that has breached its obligations under this Agreement, provided, further, that no termination by a party pursuant this Section 9.1(b) shall be effective unless concurrently therewith such party fulfills its obligation under Section 9.3.

               (c) by either Parent or the Company, if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued a nonappealable final order, decree or ruling or taken any other action having the effect of permanently restraining, enjoining or otherwise prohibiting the Acquisition Merger (provided that the party seeking to terminate this Agreement pursuant to this Section 9.1(c) shall have complied with its obligations under Section 7.6 by using its reasonable best efforts to have any such order, decree, ruling or other action vacated or lifted);

               (d) by either Parent or the Company, if the Requisite Company Shareholder Approval shall not have been obtained at the Company Shareholder Meeting; provided, however, that the right to terminate this Agreement under this Section 9.1(d) shall not be available to the Company if the Company shall have breached the provisions of Section 7.2, Section 7.3 or Section 7.4; provided, further, that no termination by a party pursuant this Section 9.1(d) shall be effective unless concurrently therewith such party fulfills its obligation under Section 9.3.

               (e) by either Parent or the Company, if the Requisite Parent Shareholder Approval shall not have been obtained at the Parent Shareholder


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

Meeting; provided, however, that the right to terminate this Agreement under this Section 9.1(e) shall not be available to Parent if Parent shall have breached the provisions of Section 7.2, Section 7.3 or Section 7.4; provided, further, that no termination by a party pursuant this Section 9.1(e) shall be effective unless concurrently therewith such party fulfills its obligation under
Section 9.3.

               (f) by Parent, if the Company shall have breached or failed to perform any of its representations, warranties, or other covenants or agreements contained in this Agreement (other than the covenants set forth in Section 7.2 or Section 7.3, the breach of which shall constitute a "Triggering Event" pursuant to Section 9.1(h)), which breach or failure to perform would reasonably be expected to cause the conditions set forth in Section 8.2 to not be satisfied at the Closing and which breach or failure, if capable of being cured, shall not have been cured within 20 days following receipt by the Company of written notice of such breach or failure from Parent (it being understood and hereby agreed that Parent may not terminate this Agreement pursuant to this Section 9.1(f) if such breach or failure is cured within such 20 day period);

               (g) by the Company, if Parent shall have breached or failed to perform any of its representations, warranties, or other covenants or agreements contained in this Agreement (other than the covenants set forth in Section 7.2 or Section 7.3, the breach of which shall constitute a "Triggering Event" pursuant to Section 9.1(h)), which breach or failure to perform would reasonably be expected to cause the conditions set forth in Section 8.3 to not be satisfied at the Closing and which breach or failure, if capable of being cured, shall not have been cured within 20 days following receipt by Parent of written notice of such breach from the Company (it being understood and hereby agreed that the Company may not terminate this Agreement pursuant to this Section 9.1(g) if such breach or failure is cured within such 20 day period) or

               (h) by Parent or the Company if a Triggering Event shall have occurred with respect to the other party. For purposes of this Agreement, a "Triggering Event" shall be deemed to have occurred with respect a party if, prior to the Acquisition Merger Effective Time: (A) such party has breached any of the provisions of Section 7.2 or Section 7.3; (B) the Board of Directors (or any committee thereof) of such party shall for any reason have effected a Change of Recommendation; (C) such party shall have entered into any letter of intent or similar document accepting an Acquisition Proposal; or (D) a tender or exchange offer shall have been commenced by any person for such party's shares, and such party shall not have sent to its stockholders pursuant to Rule 14e-2 promulgated under the Securities Act, within ten (10) business days after such tender or exchange offer is first published, sent or given to such stockholders, a statement reaffirming the Parent Voting Proposal or the Company Voting Proposal (as appropriate), and recommending that their stockholders reject such tender or exchange offer.


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

         Section 9.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 9.1, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto or any of its affiliates, directors, officers or shareholders except (i) that the provisions of this Section 9.2, Section 9.3 and ARTICLE X hereof shall survive termination and (ii) nothing herein shall relieve any party from liability for any willful or intentional breach of this Agreement. The Confidentiality Agreement shall survive the termination of this Agreement as provided therein.

         Section 9.3 Fees and Expenses.

               (a) Except as set forth in this Section 9.3, all Expenses (as defined below) incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such Expenses, whether or not the Acquisition Merger is consummated; provided, however, that Parent and the Company shall share equally all Expenses (but not including attorneys' fees and expenses) incurred in connection with the printing and filing of the Joint Proxy Statement/Prospectus (including any preliminary materials related thereto), the Registration Statement (including financial statements and exhibits) and any amendments or supplements thereto and filings by Parent and the Company under the HSR Act or any similar filing requirement of any Governmental Entity applicable to the Acquisition Merger or this Agreement. For purposes of this Agreement, "Expenses" includes all reasonable out-of-pocket expenses (including all reasonable fees and expenses of counsel, accountants, investment bakers, experts and consultants to a party hereto and its Affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby, including the preparation, printing, filing and mailing of the Joint Proxy Statement/Prospectus and Registration Statement and the solicitation of shareholder approvals and all other matters related to the transactions contemplated hereby.

               (b) The Company shall pay to Parent (or Nanometrics Delaware as the case may be) a termination fee equal to $8,300,000 (the "Company Termination Fee"), and all Expenses of Parent of within one (1) business day after demand by Parent and by wire transfer of immediately available funds to an account designated in writing by Parent, in the event that: (i) this Agreement is terminated by Parent pursuant to Section 9.1(h); or (ii) this Agreement is terminated pursuant to Section 9.1(b), Section 9.1(d) or Section 9.1(f), provided that following the execution and deliver of this Agreement and prior to such termination pursuant to Section 9.1(b), Section 9.1(d), or Section 9.1(f), an Acquisition Proposal or Acquisition Transaction with respect to the Company shall have been publicly announced or otherwise become publicly known and not withdrawn prior to the Company Shareholders Meeting or such termination, or any person shall have publicly announced an intention (whether or not conditional) to make an Acquisition Proposal or complete an Acquisition Transaction with respect to the Company and not retracted such intention prior to the Company Shareholders Meeting or such termination.

               (c) Parent shall pay to the Company a termination fee equal to $8,300,000 (the "Parent Termination Fee"), and all Expenses of the Company within one (1) business day after demand by the Company and by wire transfer of immediately available funds to an account designated in writing by the Company, in the event that: (i) this Agreement is terminated by the Company pursuant to
Section 9.1(h); or (ii) this Agreement is terminated pursuant to Section 9.1(b),
Section 9.1(e) or Section 9.1(g), provided that following the execution and deliver of this Agreement and prior to such termination pursuant to any of
Section 9.1(b), 9.1(e) or Section 9.1(g), an Acquisition Proposal or Acquisition Transaction with respect to Parent shall have been publicly announced or otherwise become publicly known and not withdrawn prior to the Parent Shareholders Meeting or such termination, or any person shall have publicly announced an intention (whether or not conditional) to make an Acquisition Proposal or complete an Acquisition Transaction with respect to Parent and not retracted such intention prior to the Parent Shareholders Meeting or such termination.

               (d) All payments to be made pursuant to this Section 9.3 shall be made by wire transfer of immediately available funds. If either party fails to timely pay the Expenses of the other party or the Parent Termination Fee or Company Termination Fee, as applicable, pursuant to this Section 9.3, then such party shall pay all costs and expenses (including legal fees and expenses) incurred by the other party in connection with any action or proceeding (including the filing of any Lawsuit) taken by it to collect such unpaid amounts, together with interest on such unpaid amounts at the prime lending rate prevailing at such time, as published in the Wall Street Journal, from the date such amounts were required to be paid until the date actually received by the such other party.

               (e) The parties acknowledge that the agreements contained in this
Section 9.3 are an integral part of the transactions contemplated by this Agreement and constitute liquidated damages and not a penalty, and that, without these agreements, the parties would not have entered into this Agreement.

                                   ARTICLE X

                               GENERAL PROVISIONS

         Section 10.1 Nonsurvival of Representations, Warranties and Covenants. None of the representations, warranties, covenants or other agreements in this Agreement or in any certificate or other instrument delivered pursuant to this Agreement shall survive the Acquisition Merger Effective Time, except for the covenants and other agreements contained in: ARTICLE II and ARTICLE III, and
Section  7.6  (Reasonable  Best  Efforts  to  Complete);   Section  7.7  (Public


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

Announcements);  Section 7.8 (Company Employee  Benefits;  Company 401(k) Plan);
Section 7.9 (Company Stock Plans), Section 7.10 (Indemnification and Insurance),
Section 7.12 (Tax Matters), Section 9.2 (Effect of Termination) and Section 9.3 (Fees and Expenses); and this ARTICLE X. The Confidentiality Agreement shall survive the execution and delivery of this Agreement or the termination of this Agreement in accordance with the provisions of this Agreement, as the case may be, pursuant to its terms and conditions.

         Section 10.2 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made if and when delivered personally or by overnight courier to the parties at the following addresses or sent by electronic transmission, with confirmation received, to the telecopy numbers specified below (or at such other address or telecopy number for a party as shall be specified by like notice):

          If to Parent, Merger Sub 1 or Merger Sub 2:

                   1550 Buckeye Drive
                   Milpitas, California 95035
                   Attention: John D. Heaton

                   Facsimile No.: 408.232.5910
                   Telephone No.: 408.435.9600

          With a copy to (which shall not constitute notice):

                   Wilson Sonsini Goodrich & Rosati, Professional Corporation 650 Page Mill Road
                   Palo Alto, California 94304-1050
                   Attention:   Aaron J. Alter
                                Adam R. Dolinko
                   Facsimile No.: 650-493-6811
                   Telephone No.: 650-493-9300


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



                  (a) If to the Company:

                           4900 West 78th Street
                           Bloomington, Minnesota 55435
                           Attention: Stan Piekos

                           Facsimile No.: 952-820-0060
                           Telephone No.: 952-820-0080


                  With a copy to (which shall not constitute notice):

                           Fredrikson & Byron
                           200 South Sixth Street, Suite 400
                           Minneapolis, Minnesota  55402-1425
                           Attention: Robert K. Ranum

                           Facsimile No.: 612 492-7077
                           Telephone No.: 612 492-7067

         Any such notice or communication shall be deemed to have been delivered and received (i) in the case of personal delivery, on the date of such delivery,
(ii) in the case of facsimile, on the date sent if confirmation of receipt is received and such notice is also promptly mailed by registered or certified mail (return receipt requested), (iii) in the case of a nationally-recognized overnight courier in circumstances under which such courier guarantees next business day delivery, on the next business day after the date when sent and
(iv) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted.

         Section 10.3 Certain Definitions. For purposes of this Agreement, the term:

               (a) "Acquisition Proposal" means any inquiry, proposal or offer, filing of any regulatory application or notice (whether in draft or final form) or disclosure of an intention to do any of the foregoing from any person relating to an Acquisition Transaction.

               (b) "Acquisition Transaction" means any (i) direct or indirect acquisition or purchase of a business that constitutes a substantial portion of the net revenues, net income or assets of the Company or any of its "significant subsidiaries" (as defined under Regulation S-X of the Securities Act), or Parent or any of its significant subsidiaries, as the case may be, (ii) direct or indirect acquisition or purchase of any class of equity securities representing 10% or more of the voting power of the Company or any of its significant


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

subsidiaries, or Parent or any of its significant subsidiaries, as the case may be, (iii) tender offer or exchange offer that if consummated would result in any person beneficially owning 10% or more of the voting power of the Company or Parent, as the case may be, or (iv) merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or Parent or any of their respective Subsidiaries, as the case may be, in each case other than the transactions contemplated by this Agreement.

               (c) "Affiliate" means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person;

               (d) "Antitrust Law" means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, the EC Merger Regulations and all other federal, state and foreign statutes, rules, regulations, orders, decrees, administrative and judicial doctrines, and other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade;

               (e) "Beneficial Owner" with respect to any shares of Company Common Stock means a person who shall be deemed to be the beneficial owner of such shares pursuant to Rule 13d-3 under the Exchange Act;

               (f) "Business Day" means any day other than a Saturday or Sunday or any day on which banks in the State of New York are required or authorized to be closed;

               (g) "Company Material Adverse Effect" means any change, effect or circumstance that (i) is materially adverse to the business, operations, properties condition (financial or otherwise) or capitalization of the Company and its Subsidiaries, taken as a whole, or (ii) materially and adversely affects the ability of the Company to consummate the transactions contemplated hereby; provided, however, that in no event shall any of the following, either alone or in combination, be deemed to constitute, nor shall any of the following be taken into account in determining whether there has been or will or could be, a Company Material Adverse Effect: (A) any changes resulting from or arising out of general market, economic or political conditions (including any changes arising out of acts of terrorism, war, weather conditions or other force majeure events), provided that such changes do not have a substantially disproportionate impact on the Company and its Subsidiaries, taken as a whole, (B) any changes resulting from or arising out of general market, economic or political conditions in the industries in which the Company or any of its Subsidiaries conduct business (including any changes arising out of acts of terrorism, war,


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weather conditions or other force majeure events), provided that such changes do not have a substantially disproportionate impact on the Company and its Subsidiaries, taken as a whole, (C) any changes resulting from or arising out of actions taken pursuant to (and required by) this Agreement or at the request of Parent or the failure to take any actions due to restrictions set forth in this Agreement, (D) any changes in the price or trading volume of the Company's stock, in and of itself, (E) any failure by the Company to meet published revenue or earnings projections, in and of itself and (F) any changes or effects arising out of or resulting from any legal claims or other proceedings made by any of the Company's shareholders arising out of or related to this Agreement, the Acquisition Merger or any other transactions contemplated hereby.

               (h) "Control" including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise;

               (i) "Employee Benefit Plan" means any "employee pension benefit plan" (as defined in Section 3(2) of ERISA), any "employee welfare benefit plan" (as defined in Section 3(1) of ERISA), and any other written or oral plan, agreement or arrangement involving material compensation, including insurance coverage, severance benefits, disability benefits, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of fringe benefits, perquisites, incentive compensation or post-retirement compensation and all employment, change in control, severance or similar agreements, written or otherwise, for the benefit of, or relating to, any current or former employee, officer or director of the Company or Parent, as applicable, or any of its ERISA Affiliates, as applicable;

               (j) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended; and

               (k) "ERISA Affiliate" means any entity which is, or at any applicable time was, a member of (A) a controlled group of corporations (as defined in Section 414(b) of the Code), (B) a group of trades or businesses under common control (as defined in Section 414(c) of the Code) or (C) an affiliated service group (as defined under Section 414(m) of the Code or the regulations under Section 414(o) of the Code), any of which includes or included the Company or Parent, as applicable.

               (l) "Exchange Ratio" means 0.6401.

               (m) "Include" or "including" means "include, without limitation" or "including, without limitation," as the case may be, and the language following "include" or "including" shall not be deemed to set forth an exhaustive list;

               (n) "Intellectual Property" shall mean the rights associated with trademarks, service marks, trade names, and internet domain names, together with registrations and applications related to the foregoing; patents and industrial design registrations or applications (including any continuations, divisionals, continuations-in-part, renewals, reissues, re-examinations and applications for any of the foregoing); rights in works of authorship protected by copyright for


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E.U.  design   registrations;   copyrights   (including  any  registrations  and
applications for any of the foregoing); rights in mask works rights and trade secrets and other confidential information, know-how, proprietary processes, formulae, algorithms, models, and methodologies.

               (o) "Law" with respect to any person means any applicable foreign or domestic federal, state, provincial, local, municipal or other Law, statute, code, treaty, ordinance, rule, regulation, administrative, executive or other order (whether temporary, preliminary or permanent) of any Governmental Entity, judgment, writ, stipulation, award, injunction, decree or arbitration award or finding entered or imposed by any Governmental Entity, in any case that are in force as of the date hereof or which come into force during the term of this Agreement;

               (p) "Parent Material Adverse Effect" means any change, effect or circumstance that (i) is materially adverse to the business, operations, properties condition (financial or otherwise) or capitalization of Parent and its Subsidiaries, taken as a whole, or (ii) materially and adversely affects the ability of Parent to consummate the transactions contemplated hereby; provided, however, that in no event shall any of the following, either alone or in combination, be deemed to constitute, nor shall any of the following be taken into account in determining whether there has been or will or could be, a Parent Material Adverse Effect: (A) any changes resulting from or arising out of general market, economic or political conditions (including any changes arising out of acts of terrorism, war, weather conditions or other force majeure events), provided that such changes do not have a substantially disproportionate impact on Parent and its Subsidiaries, taken as a whole, (B) any changes resulting from or arising out of general market, economic or political conditions in the industries in which Parent or any of its Subsidiaries conduct business (including any changes arising out of acts of terrorism, war, weather conditions or other force majeure events), provided that such changes do not have a substantially disproportionate impact on Parent and its Subsidiaries, taken as a whole, (C) any changes resulting from or arising out of actions taken pursuant to (and required by) this Agreement or at the request of the Company or the failure to take any actions due to restrictions set forth in this Agreement,
(D) any changes in the price or trading volume of Parent's stock, in and of itself, (E) any failure by Parent to meet published revenue or earnings projections, in and of itself and (F) any changes or effects arising out of or resulting from any legal claims or other proceedings made by any of Parent's shareholders arising out of or related to this Agreement, the Acquisition Merger or any other transactions contemplated hereby.

               (q) "Person" means an individual, corporation, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act); and


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               (r) "Registered Intellectual Property" means U.S. and foreign (i)
patents and pending patent applications, (ii) trademark registrations (including Internet domain registrations) and pending trademark applications, and (iii) copyright registrations and pending copyright applications.

               (s)   "Subsidiary"   means,   with  respect  to  any  party,  any
corporation or other organization, whether incorporated or unincorporated, of which (A) such party or any other Subsidiary of such party is a general partner, manager or managing member, (B) such party or any Subsidiary of such party owns at least 50% of the outstanding equity or voting securities or interests or (C) such party or any Subsidiary of such party has the right to elect at least a majority of the board of directors or others performing similar functions with respect to such corporation or other organization.

               (t) "Superior Proposal" means any Acquisition Proposal that the Board of Directors of the party receiving it reasonably determines in good faith (based on (i) the advice of its independent financial advisor or another nationally recognized financial advisor and its outside legal counsel, and (ii) the terms and conditions of such proposal, the financial, legal and regulatory aspects of such proposal and the Person making such proposal) (A) is more favorable to such party's shareholders than the Acquisition Merger or any counterproposal made by the other party hereto pursuant to Section 7.3, (B) is capable of being consummated in a timely manner in the terms being proposed, and
(C) is fully capable of being financed by the Person making such proposal, to the extent required, or for which financing has been committed by a reputable financing source, to the extent required.

               (u) "Tax" or "Taxes" means (i) taxes, fees, assessments, liabilities, levies, duties, tariffs, imposts and governmental impositions or charges of any kind in the nature of (or similar to) taxes, payable to any federal, state, local or foreign taxing authority, or any agency or subdivision thereof, including income, franchise, profits, gross receipts, ad valorem, net worth, value added, sales, use, service, real or personal property, special assessments, capital stock, license, payroll, withholding, employment, social security, workers' compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, transfer and gains taxes, and including all interest, penalties, fines, additional taxes and additions to tax imposed with respect to any of the foregoing; (ii) any liability for the payment of any amounts of the type described in the foregoing clause (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any period, and (iii) any liability for the payment of any amounts of the type described in the foregoing clauses (i) or
(ii) as a result of any express or implied obligation to indemnify any other person or as a result of any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor or transferor entity.


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

               (v) "Tax Returns" shall mean returns, reports and information statements with respect to Taxes required to be filed with a taxing authority, domestic or foreign, including, consolidated, combined or unitary tax returns and any amendments to any of the foregoing.

         Section 10.4 Certain Interpretations. For purposes of this Agreement:

               (a) Unless otherwise specified, all references in this Agreement to Articles, Sections, Schedules and Exhibits shall be deemed to refer to Articles, Sections, Schedules and Exhibits to this Agreement.

               (b) The words "include", "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation".

               (c) Unless otherwise specified or the context otherwise requires, all references in this Agreement to Parent (including any reference to Parent as a "party" shall be deemed to include Parent and its Subsidiaries, and all references in this Agreement to the Company (including any reference to the Company as a "party") shall be deemed to include the Company and its Subsidiaries.

               (d) All references in this Agreement to the Subsidiaries of an entity shall be deemed to include all direct and indirect Subsidiaries of such entity.

               (e) The table of contents and the headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

               (f) The parties hereto agree that they have been represented by legal counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any Law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document shall be construed against the party drafting such agreement or document.

               (g) In the event that the Migratory Merger has not occurred or does not occur, all references to Nanometrics Delaware shall be deemed to refer to Parent.

         Section 10.5 Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Acquisition Merger Effective Time; provided, however, that, after approval of the Acquisition Merger by the shareholders of the Company, no amendment may be made which by Law requires further approval by such shareholders without such further approval. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.


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

         Section 10.6 Extension; Waiver. At any time prior to the Acquisition Merger Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of any other party hereto, (b) waive any inaccuracies in the representations and warranties of any other party hereto contained herein or in any document delivered pursuant hereto or (c) waive compliance with any of the agreements or conditions of any other party hereto contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

         Section 10.7 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

         Section 10.8 Entire Agreement; No Third Party Beneficiaries. This Agreement (including the documents and instruments referred to herein, including the Confidentiality Agreement) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof, and (b) is not intended to confer upon any person (regardless of any reference to such person in this Agreement) other than the parties hereto any rights or remedies hereunder, other than the persons intended to benefit from the provisions of
Section 7.10 (Indemnification and Insurance), who shall have the right to enforce such provisions directly.

         Section 10.9 Assignment. This Agreement shall not be assigned by operation of Law or otherwise, except that Parent, Merger Sub 1 and Merger Sub 2 may assign all or any of their rights hereunder to any wholly owned subsidiary thereof; provided, however, that no such assignment pursuant to this Section
10.9 shall relieve Parent, Merger Sub 1 or Merger Sub 2 of their respective obligations hereunder.

         Section 10.10 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.


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

         Section 10.11 Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal Laws of the State of Delaware, without regard to the conflict of Law provisions thereof.

         Section 10.12 Counterparts. This Agreement may be executed in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

         Section 10.13 WAIVER OF JURY TRIAL. EACH OF PARENT, MERGER SUB 1, MERGER SUB 2 AND THE COMPANY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HERBY OR THE ACTIONS OF PARENT, MERGER SUB 1, MERGER SUB 2 OR THE COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.

         Section 10.14 Specific Performance. The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at Law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at Law or in equity.

         Section 10.15 Disclosure Schedules.

               (a) The information set forth in each section or subsection of the Company Disclosure Schedules shall be deemed to provide the information contemplated by, or otherwise qualify, the representations and warranties of the Company set forth in the corresponding section or subsection of this Agreement and any other section or subsection of ARTICLE IV if and to the extent that it is reasonably apparent on the face of the disclosure that it applies to such other section or subsection of ARTICLE IV.

               (b) The information set forth in each section or subsection of the Parent Disclosure Schedules shall be deemed to provide the information contemplated by, or otherwise qualify, the representations and warranties of Parent, Merger Sub 1 and Merger Sub 2 set forth in the corresponding section or subsection of this Agreement and any other section or subsection of ARTICLE V if and to the extent that it is reasonably apparent on the face of the disclosure that it applies to such other section or subsection of ARTICLE V.


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


         IN WITNESS WHEREOF, Parent, Merger Sub 1, Merger Sub 2 and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.


                         NANOMETRICS INCORPORATED


                         By /s/ Vincent J. Coates
                           ----------------------
                              Name:  Vincent J. Coates
                              Title: Chairman of the Board and Secretary


                         MAJOR LEAGUE MERGER CORPORATION


                         By /s/ John D. Heaton
                           ----------------------
                              Name:  John D. Heaton
                              Title: Chief Executive Officer


                         MINOR LEAGUE MERGER CORPORATION


                         By /s/ John D. Heaton
                           ----------------------
                              Name:  John D. Heaton
                              Title: Chief Executive Officer


                          AUGUST TECHNOLOGY CORPORATION


                          By /s/ Stanley D. Piekos
                            ----------------------
                               Name: Stanley D. Piekos
                               Title: Chief Financial Officer


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